Exhibit h.(v)

EXECUTION VERSION

AMENDED AND RESTATED

GLOBAL SECURITIES LENDING AGENCY AGREEMENT

This Amended and Restated Global Securities Lending Agency Agreement, dated as of October 1, 2019 (this “Agency Agreement”), is entered into by and between (i) CITIBANK, N.A., a national banking organization (the “Agent”) and (ii) each of the registered investment companies identified on the signature page hereto (each a “Registrant” and collectively, the “Registrants”) on behalf of each of its respective series identified on Appendix A (each a “Lender” and collectively, the “Lenders”). Capitalized terms used herein without definition shall have the meaning assigned thereto in the Lending Agreements (as defined below).

WHEREAS, this Agency Agreement amends and restates that certain Global Securities Lending Agency Agreement dated March 1, 2018, as amended from time to time;

WHEREAS, State Street Bank and Trust Company (the “Custodian”) serves as each Lender’s custodian; and

WHEREAS, the Lenders desire to authorize the Agent to establish, manage and administer a Securities Lending Program in accordance with the provisions hereof (the “Program”) with respect to the lendable securities of the Lenders held in the accounts with the Custodian; and

THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Agent and the Registrants agree as follows:

1.	Appointment and Acceptance; the Agent’s Authorization.

a.       The Registrants each hereby appoint the Agent, and the Agent hereby accepts its appointment, as the Lender’s securities lending agent with the duties and obligations set forth in this Agency Agreement. No covenants or obligations not set forth herein shall be implied as a result of this Agency Agreement.

b.       The Registrants each hereby authorize and direct the Agent to arrange and administer loans of securities (the “Loans”) maintained in accounts listed on Exhibit A or as agreed upon by the parties from time to time (such accounts, the “Designated Accounts” and the assets and securities contained therein, the “Securities”). Securities that are the subject of a Loan shall be referred to as “Loaned Securities”.

A Lender may instruct Agent not to lend certain securities or security types, or to not lend Securities held by a Lender and Agent agrees to comply with any such Instruction. Agent shall comply with such instruction within the next business day for securities not on loan and Agent shall have a reasonable time to comply with such instruction with respect to Loaned Securities.

c.       Assets and securities from the Designated Accounts in accordance with applicable law may be combined with those of other lenders for the purpose of arranging the Loans. In this regard, the Lender acknowledges that the Agent may utilize one or more omnibus “for customers” securities accounts, opened on its own books (the “Administration Account(s)”), for operational purposes. Assets and securities recorded against the Administration Account(s) will not be Loaned Securities until loaned.

d.      The Registrants each hereby authorizes and instructs the Agent to enter into Loans on behalf of the Lenders with the entities identified in Schedule I hereto or as otherwise identified by the Registrants in writing from time to time (each, a “Borrower”).

e.       Prior to arranging a Loan with a Borrower, the Agent will, on behalf of each Lender, enter into lending agreements substantially in the form of the market standard agreements listed on Schedule VI hereto (such agreements shall be collectively or individually referred to as “Lending Agreements”). The Registrant, on behalf its respective Lenders, agrees to be bound by the terms and conditions of each Lending Agreement entered into by the Agent on its behalf. Agent shall notify Lenders of any material changes or updates to the forms listed in Schedule VI.

f.        The Regstrants each hereby appoint the Agent as custodian for any of the Fund's securities which are delivered to, and/or held by, the Agent for the purpose executing a Loan of such securities by the Agent or otherwise in connection with the conduct of the Program in accordance with this Agency Agreement. The Agent shall have no responsibility for any securities of a Lender held by the Custodian until such securities are, in fact, received by the Agent or its agents or sub-custodians.

2.	The Agent’s Services. In addition to the foregoing, the Registrants, on behalf of their respective Lenders, hereby authorize the Agent to perform the following functions:

a.       To negotiate rebates and/or lending fees with the Borrowers.

b.       To collect from Borrowers the cash, securities or other financial instruments that will serve as collateral for the Loans (“Collateral”) in the forms identified on Schedule II to this Agency Agreement.

c.       To enter into and sign, as agent for the Lender, such documents and instruments, including but not limited to repurchase agreements, tri-party agreements and subscription agreements as are required for the investment of Collateral. The Lender agrees to be bound to the terms of any such agreement.

d.

(i) To hold in custody, or enter into any required agreement with a third party custodian or tri-party custodian that will hold in custody, any and all Collateral delivered by the Borrowers in respect of Loans. Subject to the terms hereof, Collateral held by the Agent shall be segregated on the Agent’s books and records as being maintained solely for the benefit of the Lender.

(ii) As custodian for the Loaned Securities, the Lending Agent shall have and exercise the power and authority as outlined in Exhibit B.

The Custodian and the markets’ tri-party custodians (“Market Tri-party Custodians”) are not agents, subcontractors, or subcustodians of Agent. For clarity, “Market Tri-party Custodians” does not refer to affiliated or unaffiliated subcustodians in Agent’s own custodial network. Lender hereby directs Agent to execute any required agreements with such tri-party custodians.

e.       If requested by the Lender, to invest on the Lender’s behalf all cash Collateral delivered by Borrowers in respect of Loans. The Lender hereby authorizes and instructs the Agent to invest cash Collateral pursuant to the parameters outlined on Schedule III to this Agency Agreement. The Agent’s obligation with respect to the investments of cash Collateral shall be to make initial investments of cash Collateral within the parameters of Schedule III or as otherwise instructed by Lender. Agent will verify, at the initiation of each Loan, that the lending limit will not be exceeded after giving effect to such loan.

f.       To perform daily the “mark-to-market” function described in the Lending Agreements as the Lender’s agent and to request and return Collateral as contemplated in the Lending Agreements. The Lender acknowledges that the Agent will calculate the value of Loaned Securities and Collateral by reference to information provided by recognized pricing services, and shall have no

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liability for any errors or omissions in such information provided by such sources. In recognition of the obligation of Lender’s board of directors/trustees to oversee fund asset valuation, Agent shall provide Lender with such information as Lender may reasonably request about the pricing services used by Agent.

g.      To collect or arrange for the collection of any interest, dividends or other distributions or other payments of any kind on Loaned Securities (including but not limited to manufactured dividends, if any, and other distributions due to the Lender in respect of the Loan) and pay the same to the Lender.

h.      The Agent will use reasonable efforts to put procedures in place designed to limit the occurrence of negative loans (a loan for which the rebate, exceeds the earnings on the investment of cash collateral).

i.       Agent will make Loan data available to each Lender in a form which is intended to allow Agent’s registered fund clients to comply with their obligations under the SEC’s Investment Company Reporting Modernization Rules (the “Rules”); however, the Agent undertakes no duty to advise on any Lender’s reporting obligations under the Rules and each Lender must review the proposed data package to determine whether it meets such Lender’s requirements.

j.       To: (i) terminate or modify any Loan at any time, (ii) terminate its responsibility and obligations as the Agent as to any loan, upon notice to the Lender at any time, and (iii) review and delete any Borrowers and/or investment counterparties at any time.

k.      To observe the conditions and restrictions set forth in Schedule VII, Section (D)(VII).

l.       To provide Lenders with reports and statements in a form as may be mutally agreed. At a minimum, Agent shall provide the following reports and statements via e-mail: Agent (i) will send to Lender a daily statement of activity setting forth information relating to loaned securities, including but not limited to loan balances; securities on loan; percentage of Fund on loan; the nature and amount of Collateral received as security for Loans; the identity of the borrowers; daily, monthly and year to date earnings; marks-to-market; and terminations; and the amounts of any fees or payments paid or to be paid with respect to each loan, and such other information as Agent and Lender may agree to from time to time; (ii) will send to each Lender on or about the 10th (tenth) Business Day of each month, a statement indicating for the preceding calendar month, the income received (or loss incurred) from such invested Collateral and such other information as Agent and Lender may agree to from time to time; and (iii) will send to each Lender on a monthly basis, a restricted securities report. In addition to the foregoing, Agent shall provide the following: (1) on an as needed basis, a report concerning substitute or “manufactured” dividend income; and (2) such additional reporting as agreed upon by the parties from time to time.

m.     To provide the Lenders, on at least a quarterly basis, a certificate of compliance, in a form that may be mutually agreed.

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3.	Representations and Warranties.

a.       Each of the Registrants, on behalf of its respective Lenders, and the Agent each hereby represent and warrant that, throughout the term of this Agency Agreement, and for as long thereafter as a Loan is outstanding: (i) it is authorized, under the terms of its organizational documents (including, without limitation, its certificate of incorporation, memorandum and articles of association and bylaws), the terms of any agreements with any third party, and the laws, rules and regulations that govern it, to enter into this Agency Agreement and be bound thereby, to enter into the Loans, and to invest cash received as Collateral, in the case of the Lender as principal and in the case of the Agent as agent; and (ii) The person executing this Agency Agreement on its behalf has been, and all Authorized Persons acting on behalf of such party will have been, duly and properly authorized to do so.

b.       Each of the Registrants, on behalf its respective Lenders, represents and warrants that, throughout the term of this Agency Agreement, and as long thereafter as a Loan is outstanding: (i) the Securities in the Designated Accounts are, and shall be at the time Loans are made, free and clear of all liens and encumbrances except as may be set forth in a custody agreement with Citibank, N.A. or the Custodian, and the Lender has full right, title and interest in and to and has not transferred, assigned or encumbered any interest or rights with respect to the Securities, this Agency Agreement, the Lending Agreements or transactions contemplated hereby or thereby and (ii) the Lender is not relying on the Agent to advise it on the suitability for the Lender of entering into any of the Lending Agreements.

c.       Both parties agree that the representations and warranties contained in this Section 3 shall be ongoing in nature, and shall continue throughout the term of this Agency Agreement. If, during the term of this Agency Agreement, either party has reason to believe that any representation or warranty made hereunder is or soon will not be true and correct, then that party is obliged to notify the other party thereof as soon as reasonably practicable.

4.	Liability of Agent; Indemnification.

a.       Subject to the limitations contained in Section 5 of this Agency Agreement, the Agent agrees to indemnify and hold harmless each Lender from and against damages, losses, costs and fees incurred by the Lender that result from the Agent’s negligence, wilful misconduct or fraud performing its duties hereunder.

b.       If there occurs an event of default by the Borrower under a Lending Agreement, which is not a result of an error or omission of an administrative or operational nature and which event terminates a Loan, the Agent shall liquidate the Collateral for its use in connection with this indemnification and either: (i) replace the Loaned Securities or purchase “Equivalent Securities” as that term is defined in the relevant Lending Agreement; or (ii) pay an amount that is equal to the value of the Loaned Securities at the time at which the Loaned Securities were due to have been returned by the Borrower, or, if at such time a value is not determinable, the latest prior time at which a value is determinable.

c.       The respective Lender agrees to indemnify and hold harmless the Agent from and against any and all damages, losses, costs, Taxes (as hereinafter defined) and fees incurred by the Agent that result from: (i) any action taken or omitted to be taken by the Agent pursuant to the terms of this Agency Agreement, or the Lending Agreements; or (ii) as a consequence of carrying out any instructions of the Lender provided in accordance with Section 9 of this Agency Agreement, including, without limitation, instructions transmitted orally, by telephone, telex, facsimile

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transmission or any other means agreed to between the Lender and the Agent, except where the Agent is negligent or acts with willful misconduct in carrying out those instructions.

5.	Limitation of Liability.

In addition to any other limits set forth herein:

a.       Agent’s liability under section 4.a of this Agency Agreement, whether to Lender or any creditor of Lender shall be limited to an amount equal to the market value of the securities that are the subject of the loan, investment or transaction to which the damage relates calculated at the time of the alleged act or omission giving rise to the loss.

b.      Under no circumstances shall Agent be liable for (i) special, consequential or indirect damages, lost profits or loss of business, (ii) any liability incurred as a result of the actions or inactions of any depositories, the Custodian or Market Tri-party Custodians or (iii) any loss arising out of any suspension of the Agent’s duties and obligations hereunder as a result of any law, regulation, decree, order or governmental act that prevents or limits the performance of such duties and obligations (including the suspension of trading), except insofar as that decree, order or governmental act is imposed as a sanction against agent due to an act or omission of the Agent in violation of Applicable Law (as hereinafter defined). For the avoidance of doubt, the Lender agrees to indemnify the Agent and to defend and hold the Agent harmless from all Losses incurred by the Agent as a result of the Custodian failing to comply with the instructions given to it under Clause 9(c).

c.      The Agent may refrain from beginning or defending any legal action or proceedings arising out of or in connection with any loan until it shall have received such indemnity and security as it may require for all costs, claims, expenses (including reasonable attorney’s fees) and liabilities which it will or may expend or incur in relation thereto.

d.      This Agreement shall be deemed to create a separate agreement for each Lender to the same extent as though each such Lender had separately executed an identical agreement. Any reference to a Lender in this Agreement shall be deemed to refer solely and exclusively to a particular Lender to which a given lending transaction under this Agreement relates. The rights and obligations of each Lender pursuant hereto or in connection with any transaction hereunder, are independent of, and separate and distinct from, the rights and obligations of each and every other Lender pursuant hereto or in connection with any transaction hereunder. Under no circumstances shall the rights, obligations or remedies with respect to a particular Lender constitute a right, obligation or remedy applicable to any other Lender. In particular, and without limiting the generality of the foregoing, the parties hereto agree that: (a) any event of default regarding one Lender shall not create any right or obligation with respect to any other Lender; (b) neither the Agent nor any Borrower shall have any right to set off any claims of or against a Lender by applying property or rights of any other Lender, and (c) no Lender, shall have claims to, or the right to set off against, assets or property held by a Borrower on account of any other Lender.

6.	Lien/Set -Off.

a. In addition to any other remedies available to the Agent under applicable law, the Agent shall have, and the Lender hereby grants, a continuing general lien on all securities in Agent’s possession and control, including but not limited to securities in the Designated Accounts (provided that Agent shall have no lien or security interest hereunder in any Security issued or guaranteed by Agent or its affiliates or if such lien or security interest is prohibited by law), and any Collateral sitting in any collateral account held by the Agent until the satisfaction of liabilities arising under this Agency Agreement of the Lender to the Agent in respect to any fees and

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expenses or credit exposures incurred in the performance of services under this Agency Agreement; and

b. In additional to any other remedies available to the Agent under applicable law, the Agent may without prior notice to the Lender, set off any payment obligation owed to it by the Lender in connection with all liabilities arising under this Agency Agreement against any payment obligation owed by it to the Lender under this Agency Agreement regardless of the place of payment or currency of either obligation (and for such purpose may make any currency conversion necessary).

7.	Subrogation. If the Agent makes any transfer or payment as a result of a failure by a Borrower to return any Loaned Securities, the respective Lender agrees that the Agent is and will be subrogated to all such Lender’s rights with respect to such failure in and to the Lending Agreements and the Collateral under such Lending Agreements and such Lender hereby assigns to the Agent all such rights.

8.	Duties of the Lender; Fees; Taxes.

a.       Notwithstanding any other provision in this Agency Agreement to the contrary, each Lender acknowledges and agrees that the investment of cash received as Collateral is for the Lender’s account and risk. Each Lender agrees that to the extent any investment losses reduce the amount of cash below the amount required by the Loan and/or mark to market process, the Lender will, on the Agent's demand, pay to the Agent such amount (together with any applicable fees or charges) in cash, which the Agent will receive and use as, or reimburse for, Collateral. If a Lender fails to make any payment due to the Agent, such Lender will be liable to the Agent for the amount of any such payment, together with interest on such amount, from the date of the Agent's demand referred to above until payment of such liability.

b.       In consideration of the services provided hereunder each Lender agrees to pay to the Agent an amount equal to a fixed percentage of (i) the investment income (net of rebates) on cash Collateral delivered to the Agent on the Lender’s behalf in respect of any Loans by the Borrowers, and (ii) fees paid in connection with transactions for which non-cash Collateral is provided by Borrowers. These amounts shall be set forth on Schedule IV of this Agency Agreement. Each Lender authorizes and directs the Agent to withhold such fees on a monthly basis from the amounts payable to the Lender in respect of such investment and fee income or as otherwise agreed in writing.

c.      The Agent shall not be liable for any taxes, assessments or governmental charges that may be levied or assessed on any basis whatsoever in connection with the Lender ("Taxes”; “Taxes” shall not, however, include taxes assessed against the Agent related to its own income or assets). Each Lender agrees that Taxes shall be paid by the Lender. The Agent will deduct or withhold for or on account of Taxes from any payment to the Lender if required by any law including, but not limited to (i) any statute or regulation, (ii) any agreement entered into by the Agent and any governmental authority or between any two or more governmental authorities, or (iii) a requirement of any legal, governmental or regulatory authority, where any statute, regulation or governmental authority may be domestic or foreign (any of (i), (ii) or (iii) referred to herein as "Applicable Law"). Each Lender acknowledges that the Agent may debit any amount available in any balance held for the Lender and apply such amount in satisfaction of Taxes. The Agent will timely pay the full amount debited or withheld to the relevant governmental authority in accordance with the Applicable Law as provided in this Clause. If any Taxes become payable with respect to any prior credit to the Lender by the Agent, the Lender acknowledges that the

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Agent may debit any balance held for the Lender in satisfaction of such prior Taxes. The Lender shall remain liable for any deficiency and agrees that it shall pay it upon notice from the Agent or any governmental authority. If Taxes are paid by the Agent or any of its affiliates, the Lender shall promptly reimburse the Agent for such payment to the extent not covered by withholding from any payment or debited from any balance held for the Lender.

d.       To maintain the tax attributes of a Lender, the Lender may instruct the Agent in writing to limit Loan income for a given fund in a year to no more than a stated figure and, in such event the Agent will use reasonable commercial efforts to monitor such Lender’s program earnings and to observe such limit. In addition, Agent will cease making Loans for a Lender when instructed by the Lender.

e.       If during the term of this Agreement the regulatory capital charges associated with provision of the indemnification provided in section 4 shall increase materially, or if there is a change in law or regulation or in the Guidelines or conditions/ restrictions provided by Lenders which materially increases the cost to the Agent of providing its services hereunder or which materially reduces the lending program’s earning potential, Agent may request a renegotiation of the fee. In such event, Customer agrees to the holding of good faith discussions between the parties on the impact of those charges,r costs or other changes; it being understood that Customer is under no obligation to agree a different fee.

9.	Instructions

a. The Agent is entitled to rely and act upon any and all instructions (including, consents and notices) received by the Agent, communciated through any manual or electronic medium or system as agreed to by the parties (“Instructions”) of any person identified by the Registrants as an “Authorized Person” in connection with the transaction contemplated hereby until the Agent has received notice of any change from the Registrants and has had a reasonable time to note and implement such change. The Agent is authorized to rely upon any Instructions received by any means, provided that the Agent and the Registrant, on behalf of its respective Lenders, have agreed upon the means of transmission and the method of identification for the Instructions. In particular:

(i)	Each Lender and the Agent will comply with security procedures designed to verify the origination of Instructions.

(ii)	The Agent is not responsible for errors or omissions made by a Lender or resulting from fraud or the duplication of any Instruction by the Lender, and the Agent may act on any Instruction by reference to an account number only, even if no account name is provided.

(iii)	The Agent may act on an Instruction if it reasonably believes it contains sufficient information.

(iv)	The Agent may decide not to act on an Instruction where it reasonably doubts its contents, completeness, authorization, origination or compliance with any security procedures or where Instructions are given which conflict with each other but the Agent will promptly notify the Lender of its decision.

(v)	If the Agent acts on any Instruction sent manually (including by facsimile or telephone), then, if the Agent complies with the security procedures as referred to

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under Sub-Clause 8(a)(i) above, the Lender will be responsible for any loss the Agent may incur in connection with that Instruction. The Lender expressly acknowledges that the Lender is aware that the use of manual forms of communication to convey Instructions increases the risk of error, security and privacy issues and fraudulent activities.

(vi)	Instructions are to be given in the English language.

(vii)	The Agent may refuse to execute Instructions if, in the Agent's reasonable opinion, they are contrary to any Applicable Law, rule or other regulatory requirement, whether arising from any governmental authority, self-regulatory organization or that of a relevant stock exchange, clearing house, settlement system or market.

(viii)	In some securities markets, securities deliveries and payments therefor may not be or are not customarily made simultaneously. Accordingly, notwithstanding the relevant Instruction to deliver any part of the Collateral against payment or to pay for any part of the Collateral against delivery, the Agent may make or accept payment for or delivery of any part of the Collateral at such time and in such form and manner as is in accordance with relevant local law and practice or with the customs prevailing in the relevant market; provided that Agent shall not deliver Securities for Loan unless the Collateral therefor has been received concurrently or prior thereto.

b.       Each Lender agrees to provide written instructions related to the termination or modification of the terms of a Loan or otherwise as to the recall of Loaned Securities: (i) by electronic mail or SWIFT message; (ii) to the department or desk of the Agent that is separately identified to the Lender; and (iii) in accordance with the deadlines and cutoff times set forth on Schedule V to this Agency Agreement, and to cause all of its investment managers and/or advisors with access to the Designated Accounts to so advise the Agent, or of any securities in the Designated Accounts it or they, as applicable, shall sell or have sold. Each Lender understands that the Agent shall have no liability as a result of the failure of the Lender and/or its investment managers/advisors to give this notice in accordance with the terms of this Section 9.b and the Lending Agreements.

c.       Each Lender agrees to give irrevocable instructions to the Custodian substantially in the form of those set out in Annex 1 to Exhibit A: (i) to act in accordance with any instructions given from time to time by the Agent (acting through duly authorised individuals as notified to the Lender’s custodian in writing), including instructions relating to the settlement of transactions effected by the Agent on behalf of the Lender pursuant to any Lending Agreement and the transfer of Securities to or from the Designated Accounts at the direction of the Agent to enable the Agent to meet its obligations hereunder and the Lending Agreements; (ii) to provide, at such times and in such form as the Agent may require, regular update information regarding the status of any action by the Custodian required by an instruction given by the Lender to such custodian; and (iii) to provide the Agent with information about the Loaned Securities, provided that such irrevocable instructions may be revoked by the Lender upon the termination of this Agency Agreement.

10.	Lender Information. a. The Agent may rely on the information relating to a Lender, including but not limited to tax-related information, in connection herewith, particularly in agreeing and collecting any income due under a Lending Agreement. Request for such information by the Agent hereunder may be made from time to time during the term of this Agency Agreement. The Agent shall not incur any liability for any loss, damages or costs arising directly or indirectly from the inaccuracy of information provided by the Lender or a failure by the Lender to supply information requested hereunder.

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b. Each Lender shall provide the Agent with information and proof (copies or originals) as to its Tax status or residence or other information as the Agent reasonably requests in order for the Agent to comply with Applicable Law. Information and proof may include executed certificates, representations and warranties, or other documentation the Agent deems necessary or proper to fulfill the requirements of relevant Tax authorities. The Lender shall notify the Agent in writing within 30 days of any material change in, or in the validity of, information previously provided to the Agent.

c. Certain matters with respect to Lenders’ Information Security Safeguards Addendum are set forth on Schedule VII, section D(I).

11.	Advances. Each Lender agrees to repay the Agent promptly for any advances of funds that the Agent may from time to time, in its sole discretion, make to or for the account of the Lender in connection with and to facilitate the transactions contemplated in this Agency Agreement and the Lending Agreements. In such event, the Lender shall be liable to the Agent for the amount of such advance or payment, together with interest on such amounts, at a rate per annum equal to the Agent's internal pool fund rate, from the date of the Agent's advance or the due date of such payment, as appropriate, until payment by the Lender of such liability. The Agent may withhold all such amounts from the amounts payable to the Lender hereunder.

12.	Disclosure/Confidentiality.

a.       Subject to the terms of this Agency Agreement, the Agent and each Lender will at all times respect and protect the confidentiality of this Agency Agreement and will not disclose to any other person any information acquired as a result of or pursuant to this Agency Agreement, unless required to do so by any applicable law, statute, regulation or by any court order or similar process enforceable in any relevant jurisdiction, or if required to do so by any fiscal or regulatory body or self-regulatory organization (whether of a governmental nature or otherwise) in any relevant jurisdiction. The Agent shall keep confidential, and will cause its employees to keep confidential, all non-public information concerning each Lender’s portfolio holdings and other confidential information (collectively “Lender Confidential Information”) obtained hereunder from or on behalf of the Lender to the extent provided hereunder. The Agent will use Lender Confidential Information only for the purposes of providing services under this Agreement. The Agent acknowledges that each Lender has additional disclosure requirements relating to securities lending, Loans and the appointment of Agent required by the Securities and Exchange Commission, including, without limitation disclosures on Form N-PORT, disclosures in the Lender’s Registration Statements including disclosure of the Agency Agreement as an Exhibit on Part C of the Lender’s Registration Statements and disclosures in the Lender’s shareholder reports. The Agent will cooperate with Lender in providing such information. The Lender authorizes the transfer and disclosure of any confidential information of the Lender to and between the Agent and its branches, subsidiaries, representative offices, affiliates and administrative support providers and third parties selected by any of them, wherever situated, for confidential use in connection with the provision of services under this Agreement (including for data processing, statistical and risk analysis purposes and for compliance with Applicable Law).

b.       Each Lender also specifically authorizes the Agent to: (i) disclose information to Borrowers regarding the Lender as those Borrowers request or are required to obtain pursuant to Applicable Law, rule or regulation, or as deemed necessary in connection with the consummation or maintenance of any Loans; (ii) disclose to third parties information concerning the Securities in the Designated Accounts for the purpose of estimating the potential fees to be paid by Borrowers with respect thereto; and (iii) disclose to the Lender’s agents, the Lender’s Custodian and the

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Lender’s affiliates such information as required or necessary in connection with the consummation of Loans hereunder, including but not limited to the information identified by the Lender as necessary for the Lender to comply with applicable U.S. Securities and Exchange Commission rules.

c.       Each Lender agrees that no printed materials or other matter (in any language) that mention Citi, Citigroup Inc., Citibank, N.A., Citibank Europe plc, the rights, powers or duties of the Agent or the terms of this Agency Agreement shall be published or disclosed to any third party by the Lender or on the Lender’s behalf unless: (i) Citibank, N.A. shall first have given its specific written consent; or (ii) the Lender is legally required to do so pursuant to any Applicable Law, rule or regulation to which it is subject. For avoidance of doubt, the foregoing provision does not prohibit naming the Agent and disclosing the terms of this Agency Agreement in a Lender’s registration statement, financial statements, U.S. Securities and Exchange Commission filing or as an exhibit to any such filing.

13.	Non-Public Information, Bank Business and Roles.

a.       Notwithstanding anything else contained in this Agency Agreement and any other agreement between the Lender and Citibank, N.A. and its affiliates (collectively, “Citi”):

(i)	each Lender acknowledges that Citibank, N.A. and its affiliates perform a variety of services for a variety of entities, including banking and financial services for Borrowers, and advisor to issuers of the Loaned Securities and Collateral investments of the Lender;

(ii)	each Lender shall not hold Citibank, N.A. or its affiliates liable for its or their failure to make use of, in its role as the Agent within the terms of this Agency Agreement, non-public information it obtains in the course of doing so, the use of which may be prohibited by the legal and regulatory environment and by internal Citi policies, whether or not the use of such information in a specific instance might constitute a breach of any such Applicable Laws, regulations or polices;

(iii)	each Lender acknowledges that Citibank, N.A., in its role as custodian and processing agent, and its affiliates receive compensation from the Lender in addition to the fees received pursuant to this Agency Agreement, and

(iv)	the Agent has entered, and may enter, into agreements similar to this Agency Agreement with others and the Agent or its affiliates may from time to time lend Securities to or through, or enter into similar transactions with, any Borrower or, where relevant, act as discretionary manager for other clients and therefore agrees that:

(A)           the selection of a lender for any particular lending opportunity among all persons having entered into such agreements with the Agent shall be at the Agent's sole discretion; and

(B)            the Agent shall have no duty to inform the Lender of any lending or similar opportunity presented to the Agent or its affiliates or to refrain from taking advantage of any such opportunity but may avail itself of any such opportunity as freely as if there were no relation of principal and agent between the Lender and the Agent.

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Notwithstanding the foregoing, Agent shall treat each Lender equitably with other lenders of like circumstances in making lending opportunities available to it hereunder, taking into account the demand for specific Securities, availability of Securities, types of collateral, eligibility of borrowers, limitations on investments of cash collateral and such other factors as Agent deems appropriate.

b.       Each Lender acknowledges and agrees that the obligations and duties of Citibank, N.A. under this Agency Agreement shall be performed only by Citibank, N.A. and its agents, and shall not be deemed obligations or duties of any other member of the Citi organization.

14.	Notices. Except as otherwise specifically provided herein, all notices and other communications shall be in writing in the English language and shall be made either by facsimile or by prepaid first class mail (except that notice of termination, if mailed, shall be sent by prepaid registered or certified mail) at the address listed in Schedule VII or at such other address as a party may advise the other parties hereto in writing from time to time.

15.	Termination.

a.       Each Lender may, in its sole and absolute discretion, direct the Agent to terminate any loan of such Lender’s securities (or if the terms of the Loan provide for substitution of Securities, to effect such a substitution) at any time and for any reason in which event the Agent shall, promptly, upon receipt of notice thereof from such Fund, take all steps necessary to cause the termination of such Loan (or substitution of Securities) and the return of the Loaned Securities to the such Lender’s account within the standard settlement period for such securities.

b.       Each party may terminate this Agency Agreement and the Agent’s authorization as securities lending agent for the Lender at any time upon giving not less than fifteen (15) days prior written notice to the other. The parties hereby acknowledge and agree that, even after notice of termination of this Agency Agreement is given and effective, the Agent shall continue (unless specifically instructed to terminate or novate the Loans) to act as the Agent for the Lender as set forth herein with respect to any Loans outstanding at the time notice of termination is given until such Loans terminate. The exercise of the foregoing option to terminate this Agency Agreement by any one Lender shall be effective only with respect to that Lender and this Agency Agreement shall remain in full force and effect with respect to the other Lenders. In the event that this Agency Agreement is terminated by any Lender or Lenders, the Lending Agent shall not make any further securities loans on behalf of such Lender or Lenders after it has given or received, as the case may be, notice of such termination.

c.       Notwithstanding anything else contained herein, the following terms shall survive the termination of this Agency Agreement: 4, 5, 6, 7, 8, 11, and 12.

16.	Miscellaneous.

a.       No Advice, No Duty to Monitor. Each Registrant, on behalf its respective Lenders, acknowledges and agrees that the Agent does not owe to, nor is it obligated to perform on behalf of, the Lender any investment advisory duties or responsibilities, nor shall the Agent have any duty to monitor investments of cash received as Collateral after the time of initial investment.

b.       No Third Party Beneficiaries. This Agency Agreement is between the parties hereto and is not intended to confer any benefits on third parties, including without limitation any Borrower, any counterparty in a transaction with a Lender, or any third party service provider for the Lender or the Agent.

11

c.       Force Majeure. Neither party shall be responsible to the other for any loss caused by a natural, regulatory or societal event due to any cause beyond its reasonable control, such as a natural disaster, nationalization, currency restriction, act of war, act of terrorism, act of God, postal or other strike affecting the market infrastructure, unavailability of communications systems, sabotage or the failure, suspension or disruption of any relevant stock exchange, clearance system or market.

d.       Amendments. This Agency Agreement shall not be amended except by a written agreement between the parties and any purported amendment made in contravention of this section shall be null and void and of no effect whatsoever; provided, however, (i) Appendix A listing each Registrant and its respective Lenders may be amended from time to time to add one or more Registrants or one or more series of one or more Registrants, by each applicable Registrant’s execution and delivery to the Agent of an amended Appendix A and the Agent’s execution of such amended Appendix A; and (ii) the tax rates set forth on Appendix B may be updated from time to time upon written notice by electronic transmission, facsimile transmission or other method as the Lenders and the Agent may reasonably agree to in writing.

e.       Assignment. This Agency Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party to this Agreement may assign, transfer or charge all or any rights, benefits or obligations hereunder without the consent of the other party. Any purported assignment, transfer or charge made in contravention of this section shall be null and void and of no effect whatsoever.

f.       Entire Agreement. This Agency Agreement, and all current executed Schedules and Exhibits hereto shall constitute the entire agreement between the parties and, unless otherwise expressly agreed in writing, shall supersede all prior agreements and understandings, written or oral relating thereto, between the parties.

g.       No Implied Waiver. The parties hereto agree that (i) the rights, powers, privileges and remedies stated in this Agency Agreement are cumulative and not exclusive of any rights, powers, privileges and remedies provided by law, unless specifically waived, and (ii) any failure or delay in exercising any right, power, privilege or remedy will not be deemed to constitute a waiver thereof and a single or partial exercise of any right, power, privilege or remedy will not preclude any subsequent or further exercise of that or any other right, power, privilege or remedy.

h.       Further Assurances. Each Lender agrees to provide such additional information and execute and deliver such further documentation as the Agent may reasonably request in connection with and in furtherance of the transactions authorized herein. In addition to additional documentation as noted in the preceding sentence, the parties agree to the additional terms outlined in Schedule VII in furtherance of the transactions authorized herein.

i.        Partial Invalidity. In the event that any provision of this Agency Agreement, or the application thereof to any person or circumstances, shall be determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, the remaining provisions of this Agency Agreement, and the application of such provisions to persons or circumstances other than those as to which it is held invalid or unenforceable, shall be unaffected thereby and such provisions shall be valid and enforced to the fullest extent permitted by law in such jurisdiction.

j.       Governing Law and Jurisdiction; Compliance with Laws.

(i)	This Agency Agreement shall be governed by and construed in accordance with the internal laws (and not laws of conflicts) of the country, and if applicable, the state, in

12

which the office of the Agent with which the Lender has its principal securities lending relationship is located. The parties agree that the courts of the such country and, if applicable, such state, shall have jurisdiction to hear and determine any suit, action and proceeding and settle any dispute which may arise out of or in connection with this Agency Agreement; and for such purposes, each irrevocably submits to the non-exclusive jurisdiction of such courts. The specific office and jurisdiction are identified in Schedule VII, in addition to such additional terms or conditions as may be applicable.

(ii)	Each party hereto irrevocably waives (A) any right to a trial by jury, if applicable; (B) any objection it may have at any time to the laying of venue of any actions or proceedings brought in any court designated hereby, any claim that such actions or proceedings have been brought in an inconvenient forum and the right to object that any court designated hereby does not have jurisdiction over such party; and (C) to the fullest extent permitted by Applicable Law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or similar grounds from actions or proceedings by or in any court, and irrevocably agrees, to the fullest extent permitted by Applicable Law, that it will not claim such immunity in any such actions or proceedings.

(iii)	Each Registrant, on behalf its respective Lenders, acknowledges and agrees that the Agent’s performance of this Agency Agreement is subject to Applicable Law and to relevant decrees, orders and government acts and the rules, operating procedures and practices of any relevant stock exchanges, clearance systems or market where or through Loans are to be carried out or to which the Agent may be subject or as exist in the country in which any Securities or Collateral are held.

k.       Counterparts. This Agency Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

13

IN WITNESS WHEREOF, the parties hereto have caused this Global Securities Lending Agency Agreement to be executed as of the date set forth above.

CITIBANK, N.A., Agent

The Hartford Mutual Funds, Inc., on behalf of its respective Lenders on Appendix A

The Hartford Mutual Funds II, Inc., on behalf of its respective Lenders on Appendix A

Hartford Series Fund, Inc., on behalf of its respective Lenders on Appendix A

Hartford HLS Series Fund II, Inc ., on behalf of its respective Lenders on Appendix A

Lattice Strategies Trust, on behalf of its respective Lenders on Appendix A

Hartford Funds Exchange-Traded Trust, on behalf of its respective Lenders on Appendix A

By:	/s/ Richard Kissinger		By:	/s/ Amy N. Furlong
	Name:	Richard Kissinger		Name:	Amy N. Furlong
	Title:	Director		Title:	Vice President and Treasurer

14

Appendix A

Lenders

The Hartford Mutual Funds, Inc.
1. The Hartford Balanced Income Fund
2. Hartford AARP Balanced Retirement Fund (formerly, Hartford Multi-Asset Income Fund)
3. The Hartford Capital Appreciation Fund
4. Hartford Core Equity Fund
5. The Hartford Dividend and Growth Fund
6. Hartford Emerging Markets Equity Fund
7. The Hartford Emerging Markets Local Debt Fund
8. Hartford Environmental Opportunities Fund*
9. The Hartford Equity Income Fund
10. Hartford Global Impact Fund**
11. The Hartford Global Real Asset Fund
12. The Hartford Healthcare Fund
13. The Hartford Inflation Plus Fund
14. Hartford International Equity Fund
15. The Hartford International Growth Fund
16. The Hartford International Opportunities Fund
17. The Hartford International Small Company Fund***
18. The Hartford International Value Fund
19. The Hartford MidCap Fund
20. The Hartford MidCap Value Fund
21. Hartford Multi-Asset Income and Growth Fund (formerly, The Hartford Balanced Fund)
22. Hartford Municipal Income Fund
23. The Hartford Municipal Opportunities Fund
24. Hartford Municipal Short Duration Fund
25. The Hartford Quality Bond Fund
26. The Hartford Short Duration Fund
27. Hartford Small Cap Value Fund (formerly, Hartford Small Cap Core Fund)
28. The Hartford Small Company Fund
29. The Hartford Strategic Income Fund
30. The Hartford Total Return Bond Fund
31. The Hartford World Bond Fund

The Hartford Mutual Funds II, Inc.
1. The Hartford Growth Opportunities Fund
2. The Hartford Small Cap Growth Fund
3. Hartford Quality Value Fund
4. Hartford Schroders Emerging Markets Equity Fund
5. Hartford Schroders Emerging Markets Multi-Sector Bond Fund
6. Hartford Schroders International Multi-Cap Value Fund
7. Hartford Schroders International Stock Fund
8. Hartford Schroders Tax-Aware Bond Fund
9. Hartford Schroders US Small Cap Opportunities Fund
10. Hartford Schroders US MidCap Opportunities Fund (formerly, Hartford Schroders US Small/Mid Cap Opportunities Fund)
11. Hartford Multifactor International Fund
12. Hartford Multifactor Large Cap Value Fund

Hartford Series Fund, Inc.
1. Hartford Balanced HLS Fund
2. Hartford Capital Appreciation HLS Fund
3. Hartford Disciplined Equity HLS Fund
4. Hartford Dividend and Growth HLS Fund

I

5. Hartford Global Growth HLS Fund
6. Hartford Healthcare HLS Fund
7. Hartford International Opportunities HLS Fund
8. Hartford MidCap HLS Fund
9. Hartford MidCap Value HLS Fund
10. Hartford Small Company HLS Fund
11. Hartford Stock HLS Fund
12. Hartford Total Return Bond HLS Fund
13. Hartford Ultrashort Bond HLS Fund
14. Hartford Value HLS Fund

Hartford HLS Series Fund II, Inc.
1. Hartford Growth Opportunities HLS Fund
2. Hartford Small Cap Growth HLS Fund
3. Hartford MidCap Growth HLS Fund (formerly, Hartford Small/Mid Cap Equity HLS Fund)
4. Hartford U.S. Government Securities HLS Fund

Lattice Strategies Trust
1. Hartford Multifactor Developed Markets (ex-US) ETF
2. Hartford Multifactor Emerging Markets ETF
3. Hartford Multifactor Global Small Cap ETF****
4. Hartford Multifactor Low Volatility International Equity ETF*****
5. Hartford Multifactor Low Volatility US Equity ETF
6. Hartford Multifactor REIT ETF
7. Hartford Multifactor US Equity ETF

Hartford Funds Exchange-Traded Trust
1. Hartford Municipal Opportunities ETF
2. Hartford Schroders Tax-Aware Bond ETF
3. Hartford Short Duration ETF
4. Hartford Total Return Bond ETF

* Effective on or about November 8, 2019, Hartford Environmental Opportunities Fund will change its name to Hartford Climate Opportunities Fund.

** Hartford Global Impact Fund is added effective October 7, 2019.

*** No new Loans should be made under this Agreement. Effective immediately before the opening of business on November 22, 2019, The Hartford International Small Company Fund is removed from this Agreement.

**** Effective November 6, 2019, the name of the Hartford Multifactor Global Small Cap ETF will change to Hartford Multifactor Small Cap ETF.

***** Effective November 6, 2019, the name of the Hartford Multifactor Low Volatility International Equity ETF will change to Hartford Multifactor Diversified International ETF.

II

Schedule I

to the Global Securities Lending Agency Agreement,

Between CITIBANK, N.A., As the Agent

and each Registrant, on behalf of its respective Lenders

SECURITIES LENDING BORROWERS

SECURITIES LENDING APPROVED BORROWER LIST

MSLA

•	ABN AMRO Securities (USA) LLC (f/k/a MeesPierson Securities LLC)
•	Bank of Montreal
•	Barclays Capital Inc.
•	BMO Capital Markets Corp. (f/k/a Harris Nesbitt Corp. BMO Nesbitt Burns Corp. Nesbitt Burns Securities Inc.)
•	BofAML Securities, Inc.
•	BNP Paribas Prime Brokerage Inc.
•	BNP Paribas Securities Corp.
•	BNP Paribas, New York Branch
•	Cantor Fitzgerald & Co.
•	CIBC World Markets Corp. (f/k/a CIBC Oppenheimer Corp.)
•	Citadel Clearing LLC
•	Citadel Securities LLC (f/k/a Citadel Trading Group L.L.C. and Citadel Derivatives Group LLC)
•	Commerz Markets LLC (f/k/a Dresdner Kleinwort Securities LLC, Dresdner Kleinwort Wasserstein LLC, Dresdner Kleinwort Benson North America LLC)
•	Credit Agricole Corporate and Investment Bank
•	Credit Agricole Securities (USA), Inc. (f/k/a Calyon Securities (USA), Inc.
•	Credit Suisse Securities (USA) LLC (f/k/a Credit Suisse First Boston LLC, Credit Suisse First Boston Corporation)
•	Daiwa Capital Markets America Inc. (f/k/a Daiwa Securities America, Inc.)
•	Deutsche Bank Securities Inc. (f/k/a Deutsche Banc Alex Brown Inc.)
•	Goldman, Sachs & Co.
•	HSBC Securities (USA) Inc.
•	Industrial and Commercial Bank of China Financial Services, LLC
•	ING Financial Markets LLC (f/k/a ING Barings Corp.)
•	J.P. Morgan Securities LLC (f/k/a J.P. Morgan Securities, Inc., Merged with Chase Securities Inc.)
•	Jefferies LLC
•	Macquarie Capital (USA) Inc.
•	Merrill Lynch, Pierce, Fenner and Smith, Inc. (Part of Bank of America Corporation, merged with Banc of America Securities LLC)
•	Mizuho Securities USA Inc. (f/k/a Fuji Securities, Inc.)
•	Morgan Stanley & Co. LLC
•	MUFG Securities Americas Inc. (f/k/a Mitsubishi UFJ Securities (USA), Inc.)
•	National Bank of Canada Financial Inc.
•	National Financial Services LLC (f/k/a National Financial Services Corp.)
•	Nomura Securities International, Inc.
•	Pershing, LLC
•	Raymond James & Associates, Inc.

III

•	RBC Capital Markets, LLC (f/k/a RBC Capital Markets Corporation, RBC Dominion Securities Corp.)
•	RBS Securities Inc. (f/k/a Greenwich Capital Markets, Inc. and ABN AMRO Inc.)
•	Scotia Capital (USA) Inc.
•	SG Americas Securities, LLC (MSLA assigned by SG Cowen Securities Corp).
•	Societe Generale, New York Branch
•	State Street Bank & Trust Co.
•	TD Ameritrade Clearing Inc.
•	The Bank of Nova Scotia
•	Timber Hill LLC
•	UBS AG London Branch*
•	UBS Securities LLC
•	US Bancorp Investments, Inc.
•	Wells Fargo Bank, N.A. (f/k/a Wachovia Bank, N.A. , First Union National Bank)
•	Wells Fargo Clearing Services, LLC (f/k/a First Clearing LLC)
•	Wells Fargo Securities, LLC (f/k/a Wachovia Capital Markets, LLC)
*This entity also signed a GMSLA

GMSLA

•	Abbey National Treasury Services PLC (f/k/a Cater Allen Intl. Limited)
•	ABN AMRO Bank N.V. (Combined entity of Fortis Bank (Nederland) N.V. and ABN AMRO Bank N.V.)
•	Banco Santander SA
•	Bank of New York Tokyo Branch
•	Bank of Nova Scotia, London Branch
•	Barclays Bank Plc
•	Barclays Capital Securities Limited
•	BMO Capital Markets Corp. (f/k/a Paloma Securities LLC)
•	BMO Capital Markets Limited (f/k/a Paloma Securities London Limited)
•	BMO Nesbitt Burns Inc.
•	BNP Paribas Arbitrage SNC
•	BNP Paribas Prime Brokerage International, Limited
•	BNP Paribas, London Branch
•	BNP Paribas, Paris Branch
•	Canadian Imperial Bank of Commerce, London
•	CIBC World Markets Inc.
•	Commerzbank AG
•	Credit Agricole CIB
•	Credit Suisse AG, Dublin Branch
•	Credit Suisse Securities (Europe) Limited
•	Daiwa Capital Markets Europe Limited (f/k/a Daiwa Securities markets Europe Limited)
•	Danske Bank AS
•	Deutsche Bank AG, Frankfurt
•	Deutsche Bank AG, London
•	ED&F Man Capital Markets LTD
•	Goldman Sachs International
•	HSBC Bank Plc
•	HSBC Securities Canada Inc.
•	ING Bank NV
•	J.P. Morgan Securities Limited
•	Jefferies Intl. Limited
•	Lloyds Bank PLC

IV

•	Macquarie Bank Limited
•	Merrill Lynch Canada Inc.
•	Merrill Lynch International
•	MUFG Securities EMEA PLC (f/k/a Mitsubishi UFJ Securities International Plc)
•	Mizuho Securities Co Ltd
•	Morgan Stanley & Co. International Plc
•	Morgan Stanley MUFG Securities Co., Ltd
•	National Australia Bank Ltd. London
•	National Bank of Canada
•	Natixis S.A.
•	Nomura International Plc
•	RBC Dominion Securities Inc.
•	Royal Bank of Canada
•	Royal Bank of Canada Europe Limited
•	Royal Bank of Scotland Plc
•	Scotia Capital Inc.
•	SG Option Europe S.A.
•	Skandinaviska Enskilda Banken AB (publ)
•	Société Générale
•	Societe Generale Capital Canada Inc. (f/k/a Newedge Canada Inc.)
•	Standard Chartered Bank
•	TD Securities Inc.
•	Toronto Dominion Bank.
•	The Norinchukin Bank
•	Trust & Custody Services Bank Ltd.
•	UBS AG London Branch**
•	UBS Limited
•	Unicredit Bank AG
•	Yuanta Securities
**This Entity also signed an MSLA

ASLA

•	ABN Amro Securities Asia Ltd.
•	ANZ Banking Group Limited
•	Barclays Bank PLC, Sydney Branch
•	BMO Capital Markets Corp. - Melbourne
•	Commonwealth Bank of Australia Ltd.
•	Credit Suisse Equities (Australia) Limited
•	Deutsche Capital Markets Australia Ltd.
•	Deutsche Securities Australia Limited
•	J.P. Morgan Securities Australia Limited
•	JP Morgan Australia Limited
•	Macquarie Bank Limited – Sydney Head Office
•	Merrill Lynch Equities (Australia) Limited
•	Morgan Stanley Australia Securities Limited
•	National Australia Bank Limited
•	RBC, Sydney Branch
•	UBS Securities Australia Limited
•	Westpac Banking Corp.

V

In connection with loans of Securities, we authorize the use of the following entities as third party custodians of collateral for securities lent: The Bank of New York and JP Morgan Chase Bank. We further authorize Citibank, N.A., as our agent to enter into the necessary agreements to effectuate the foregoing.

CITIBANK, N.A., Agent

The Hartford Mutual Funds, Inc., on behalf of its respective Lenders on Appendix A

The Hartford Mutual Funds II, Inc., on behalf of its respective Lenders on Appendix A

Hartford Series Fund, Inc., on behalf of its respective Lenders on Appendix A

Hartford HLS Series Fund II, Inc., on behalf of its respective Lenders on Appendix A

Lattice Strategies Trust, on behalf of its respective Lenders on Appendix A

Hartford Funds Exchange-Traded Trust, on behalf of its respective Lenders on Appendix A

By:	/s/ Richard Kissinger		By:	/s/ Amy N. Furlong
	Name:	Richard Kissinger		Name:	Amy N. Furlong
	Title:	Director		Title:	Vice President and Treasurer
	Date:	9/27/19		Date:	October 1, 2019

VI

Schedule II

to the Global Securities Lending Agency Agreement,

Between CITIBANK, N.A., As the Agent

and each Registrant, on behalf of its respective Lenders

Collateralization Parameters

The Agent shall accept only the following types of Collateral in an amount equal to or greater than the designated maintenance requirement (for the specific type of Loan) for any Loans entered into pursuant to authority in the Securities Lending Agency Agreement:

A.           Collateral

(i)   Cash (US Dollars);

(ii)  Securities issued or guaranteed by the U.S. government or its agencies or instrumentalities

(iii) Such other Collateral as the parties may agree upon in writing from time to time.

B.           Maintenance Requirements

(i)        Loans of US or OECD Government Securities: l02% plus accrued interest.

(ii)       Loans of US Corporate Debt Securities: 102% plus accrued interest.

(iii)      Loans of US Equity Securities: 102%.

(iv)      Loans of non-US Securities: 105%.

(v)       All other Securities: 102%.

CITIBANK, N.A., Agent

The Hartford Mutual Funds, Inc., on behalf of its respective Lenders on Appendix A

The Hartford Mutual Funds II, Inc., on behalf of its respective Lenders on Appendix A

Hartford Series Fund, Inc., on behalf of its respective Lenders on Appendix A

Hartford HLS Series Fund II, Inc., on behalf of its respective Lenders on Appendix A

Lattice Strategies Trust, on behalf of its respective Lenders on Appendix A

Hartford Funds Exchange-Traded Trust, on behalf of its respective Lenders on Appendix A

By:	/s/ Richard Kissinger		By:	/s/ Amy N. Furlong
	Name:	Richard Kissinger		Name:	Amy N. Furlong
	Title:	Director		Title:	Vice President and Treasurer
	Date:	9/27/19		Date:	October 1, 2019

I

Schedule III

to the Global Securities Lending Agency Agreement,

Between CITIBANK, N.A., As the Agent

and each Registrant, on behalf of its respective Lenders

INVESTMENT GUIDELINES FOR

SECURITIES LENDING CASH COLLATERAL

LENDER: Each Registrant, on behalf of its respective Lenders

The Agent is instructed to comply with these Investment Parameters at the time of the investment:

[US Investment Desk]

Lender must receive and review offering documentation before any Money Market Mutual Fund investment may be authorized. At the time of execution of this Agency Agreement, each Lender hereby approves:

1.	Money Market Mutual Funds registered under the Investment Company Act of 1940, as amended and comply with Rule 2a-7 as identified and approved in writing by the Lender from time to time (which approval may be in the form of email notification). The following is the list of approved funds:

Money Market Fund	Ticker
BlackRock Liquidity FedFund Instl	TFDXX
Federated Government Obligs Instl[2]	GOIXX
Fidelity® Inv MM Fds Government Instl	FRGXX
Goldman Sachs FS Government FST	FGTXX
HSBC US Government Mmkt I	HGIXX
Invesco Shrt-Trm Inv Gov&Agcy Instl[3]	AGPXX
JPMorgan US Government MMkt Capital	OGVXX
Morgan Stanley Instl Lqudty Govt Instl	MVRXX
US Govt Money Market RBC Instl 1	TUGXX
Western Asset Instl Gov Rsrvs lnstl[3]	INGXX
Wells Fargo Government MMkt Select	WFFXX

Miscellaneous

The Lender recognizes and understands that the term of the investments made at its direction in accordance with the above guidelines may not match and may extend beyond the term of the loans of the relevant securities. The Lender acknowledges that there may be term investments which can usually be closed out prior to maturity but that there may be early termination charges. In the event that Citibank, N.A.'s appointment as securities lending agent is terminated, the Lender, at its option, may either (1) permit loans of securities, equal in market value to the original purchase price of the investment, to remain outstanding until the investment matures, or (2) purchase such investment into its own portfolio at the original purchase price plus the interest (or principal if originally purchased at a discount) that would have accrued, or (3) instruct the Agent to liquidate the investment promptly.

In connection with these investments, the Lender acknowledges that Citibank, N.A. may separately enter into an agreement with the funds to provide services to such funds. In such cases, Citibank, N.A. is separately compensated for these services by the management companies of the funds. Such payments do not impact the return that the Lender receives hereunder, which shall be consistent with earning of other investors in the same class of the applicable fund. Citibank, N.A. acknowledges that it is not an employee or officer of any of the funds in which investments may be made, nor is Citibank, N.A. otherwise affiliated with any of the funds.

In connection with loans of securities and reverse repurchase transactions (if previously approved as investment vehicles for securities lending cash collateral) within the terms of the securities lending program, we authorize the use of the following entities as third party custodians of (a) collateral for securities lent under the securities lending program, and (b) securities purchased under repurchase transactions (if previously approved) and cash collateral remitted for such purchases: The Bank of New York and JP Morgan Chase Bank. We further authorize Citibank, N.A. as our agent to enter into the necessary agreements to effectuate the foregoing.

2.	U.S. Based Demand Deposit Account - In order to maintain a reserve for late-day liquidity requirements, Agent is hereby directed to maintain a target allocation of 5% of the value of investable cash Collateral in a DDCA (Dollars on Deposit in Custody Account) account at Citibank, N.A. at such rate of interest as shall be notified to Lender. Lender may change such direction by notice in writing at any time. If late-day transactions result in the balance in DDCA rising above or falling below the directed 5% level, Agent shall have one (1) business day to restore the DDCA balance to the directed level.

CITIBANK, N.A., Agent

The Hartford Mutual Funds, Inc., on behalf of its respective Lenders on Appendix A

The Hartford Mutual Funds II, Inc., on behalf of its respective Lenders on Appendix A

Hartford Series Fund, Inc., on behalf of its respective Lenders on Appendix A

Hartford HLS Series Fund II, Inc., on behalf of its respective Lenders on Appendix A

Lattice Strategies Trust, on behalf of its respective Lenders on Appendix A

Hartford Funds Exchange-Traded Trust, on behalf of its respective Lenders on Appendix A

By:	/s/ Richard Kissinger		By:	/s/ Amy N. Furlong
	Name:	Richard Kissinger		Name:	Amy N. Furlong
	Title:	Director		Title:	Vice President and Treasurer
	Date:	9/27/19		Date:	October 1, 2019

2

Schedule IV

to the Global Securities Lending Agency Agreement,

Between CITIBANK, N.A., As the Agent

and each Registrant, on behalf of its respective Lenders

Fees And Revenue Percentage Payment By the Lender

Pursuant to section 8.b. of the Agency Agreement, the Lender agrees to pay to the Agent 10% of (i) the investment income (net of rebates) on cash Collateral delivered to the Agent on the Lender’s behalf in respect of any Loans by the Borrowers and (ii) fees paid by a Borrower with respect to a Loan for which non-cash Collateral is provided.

Other Fees:

Agent will bear the reasonable and customary lending-related transaction charges of Lenders’ custodian.

1

Schedule V

to the Global Securities Lending Agency Agreement,

Between CITIBANK, N.A., As the Agent

and each Registrant, on behalf of its respective Lenders

Cutoff Times For Sales Notification

The Lender and the Agent hereby agree to the additional procedures outlined below for Loans conducted in the indicated below.

1.            Daily deadlines for the Lender’s requests to terminate a loan under Section 9.b. of the Agency Agreement are as follows:

o	For UK Equities via Crest – Trade date - 3 PM, GMT
o	For U.S. Equities – Trade date 5pm GMT
o	For European Equities (except as detailed below)- Trade date notification by 3pm GMT
o	For Asian/ASPAC Equities (except as detailed below)- – Trade date notification 3pm Local time.

Market	Additional Market Lending Procedures
Hong Kong	Lender agrees to provide sale notification to the trading desk on Trade date by 12 noon Hong Kong time
Mexico	Lender agrees to provide trading desk sale notification on Trade date by 12 noon New York time
Singapore	Lender agrees to always provide trading desk sale notification on Trade date by 12 noon Hong Kong time
South Korea	Lender agrees to provide trading desk sale notification on Trade date by 12 noon Hong Kong time
Spain	Lender agrees to always provide trading desk sale notification on Trade date by 12 noon Spain time.
Taiwan

Lender agrees to provide trading desk sale notification on Trade date minus two, by 9am Hong Kong time.

Note: Lender shall be required to agree to the additional documentation as provided by the agent prior to entering into loans in this market.

Thailand	Lender agrees to provide trading desk sale notification on Trade date by 12 noon Hong Kong time

2

Schedule VI

 to the Global Securities Lending Agency Agreement,

Between CITIBANK, N.A., As the Agent

and each Registrant, on behalf of its respective Lenders

MARKET STANDARD LENDING AGREEMENTS

APPLICABLE LENDING AGREEMENT*

Global Master Securities Lending Agreement (2010)**

Overseas Securities Lender’s Agreement (December 1995)**

Master Securities Lending Agreement (1984) ***

Master Securities Loan Agreement (2000 version)***

* Note: Agent shall provide Lender with a copy of the applicable Lending Agreement upon request.

** Will be executed by Citibank, N.A., London Branch and tri-party agreements with Agents used under Schedule VII D III will be executed by Citibank, N.A., London Branch.

*** Will be executed by Citibank, N.A., NY offices and any tri-party agreements with Agents used under Schedule VII D III will be executed by Citibank, N.A., New York offices.

3

Schedule VII

to the Global Securities Lending Agency Agreement,

Between CITIBANK, N.A., As the Agent

and each Registrant, on behalf of its respective Lenders

A.	Office of Agent in which relationship and transactions for Lender are managed:

Citibank, N.A. New York Branch

B.	Notices: If to Agent:	Citibank Agency Securities Lending
388 Greenwich Street 8th Floor
New York NY 10013
Tel: 212 723 5272
Fax: 212 723 8501/8502
E-mail: north.america.product@citi.com

	If to Lender:	Fund Treasurer
690 Lee Road
Wayne, PA 19087
Tel: 610-386-7430
Fax: 855.218.7336
E-mail: Amy.Furlong@hartfordfunds.com

	With a Copy to:	General Counsel
690 Lee Road
Wayne, PA 19087
Tel: 610-386-1773
Fax: 1-866-522-0308
E-mail: Walter.Garger@hartfordfunds.com

C.	Governing Law and Jurisdiction:	New York law/Courts in State of New York

D.	Additional Terms:

For purposes of complying with Lenders’ Information Security Safeguards Addendum, it is agreed:

(i) Agent has described its data storage facilities outside the United States and these have been approved by the Information Protection Department with responsibility for each Lender.

(ii) Agent has described its data storage facilities in the United States and these have been approved by the Information Protection Department for each Lender

Hartford’s securities lending data will be stored at the facilities below:

Primary Datacenter – Citi Facility

306 Greif Parkway, Delaware, OH

Secondary (Disaster Recovery) Datacenter – Citi Facility

931 Litsey Road, Roanoke, TX

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II.	The Lender hereby confirms the information provided on the Tax Matrix attached hereto as Appendix B and instructs the Agent to utilize such information in processing Loans hereunder until further instructed by the Lender.

III.	Use of Market Tri-Party Custodians

The Lender authorizes and directs the Agent to enter into any agreement necessary to engage on the Lender’s behalf any of the following entities in connection with tri-party repurchase transactions and tri-party collateral services:

1.       The Bank of New York

2.       The JPMorgan Chase Bank

3.       Euroclear Bank

4.       Clearstream Bank Luxembourg

IV.	US Jurisdictional Requirements

a.	Lender represents and warrants that, throughout the term of this Agency Agreement, and as long thereafter as a Loan is outstanding: (i) the Lender is an "accredited investor" as that term is defined in Regulation D under the Securities Act of 1933, as amended; (ii) the Lender is a "qualified purchaser" for purposes of Section 3(c)(7) of the Investment Company Act of 1940, as amended; (iii) the Lender is a “qualified client” as defined in Rule 205-3 under the Investment Advisers Act of 1940, as amended; and (iv) the Lender is a “qualified institutional buyer”, as that term is defined by Rule 144A promulgated under the Securities Act of 1933.

b.	In connection with the lien granted under Section 6 hereof, the Agent shall have the rights and remedies of a secured party under Applicable Law.

c.	Lender agrees to the additional procedures outlined in Annex 2 to this Schedule VII for Loans conducted in the indicated jurisdictions outside the United States.

UK Jurisdictional Requirements

FCA and/or PRA Requirements

a.	The Agent is regulated by both the FCA and the PRA and shall treat the Lender as a professional client (as defined in the rules established by the FCA and the PRA from time to time contained in both the FCA's Handbook of rules and guidance (the "FCA Rules") and the PRA’s Handbook of rules and guidance (the “PRA Rules”)

b.	The Agent is an approved bank within the definition of the FCA Rules and PRA Rules.

c.	To the extent the Agent holds Lender’s assets and securities in an Administration Account, such assets and securities will be treated as safe custody assets in accordance with the FCA Rules. The Administration Account shall be designated so as to make it clear that the assets and securities belong to Lender and other customers of the Agent and the assets and securities held in the Administration Account will be segregated from the Agent’s own assets.

d.	The Administration Account is a pooled omnibus account, in which Lender’s assets and securities will be held together in accordance with applicable law with assets held by the Agent for other customers. Lender’s entitlement to the assets in such account and any income, interest, dividends and

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other payments or distributions, or other rights, entitlements and benefits that arise in respect of the assets shall correspond pro-rata to the assets held by the Agent for the Lender. There is a risk that Lender’s Assets could be withdrawn or used to meet obligations of other customers of the Agent

e.	Lender understand that Loaned Securities will no longer be held by the Agent as safe custody assets in accordance with the FCA Rules. The Borrower will be contractually obligated to redeliver securities equivalent to the Loaned Securities to the Lender, however Lender will be subject to the credit risk of the Borrower. In the event the Borrower does not redeliver the Loaned Securities (and the Collateral is insufficient to cover the Borrower’s obligations to the Lender), the Agent will not be liable for any diminution in the value of Loaned Securities resulting from the default of the Borrower.

f.	Lender understands that securities lending is conducted off-exchange. Lender confirms that it does not require the Agent to supply it with contract notes or confirmations in respect of securities lending transactions undertaken by virtue of the agency arrangements established under this Agency Agreement.

g.	The Agent has in place procedures for addressing any complaints Lender might have regarding the services provided by the Agent under this Agency Agreement and shall advise Lender of these procedures should it wish to make a complaint.

UK MiFID Disclosure

For the purpose of the disclosure in paragraphs 1 thru 7 below, "Citi" and "we" shall mean Citibank, N.A., London Branch, and "you" and "your" shall mean the Lender.

Citi is required to draw your attention to the following information pursuant to Directive 2004/39/EC on Market in Financial Instruments (MiFID).

1.         Client Classification

Citi will treat you as a professional client under applicable regulatory client classification rules. As a professional client, you will receive limited protections under applicable regulatory rules. However, you are entitled to request to be treated as a retail client: as a retail client you would be entitled to additional protections under applicable regulations, including but not limited to greater information provided to you. However, if you seek classification as a retail client we may not be able to provide the same services to you. If you have any questions about or wish to discuss your classification please contact your Relationship Manager.

2.         Conflicts and Inducements

Conflicts

Citi has arrangements in place to manage conflicts of interest (Conflicts Policy). If the arrangements are not sufficient to ensure, with reasonable confidence on Citi's part, that risks of damage to you will be prevented, we will clearly disclose the general nature and/or the sources of the conflict of interest to you before undertaking the relevant business with or for you.

Inducements

We may share any fees and non-monetary benefits with any Citi entity or other third parties (including a person acting on their behalf) or receive fees and non-monetary benefits from them in respect of the services provided pursuant to this Agreement. Details of the nature and amount of any such fees or non-monetary benefits (excluding exempt fees, which for these purposes mean custody costs, settlement and exchange fees, regulatory levies or legal fees) will be available on your written request.

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3.         Best Results

When providing the service of portfolio management or reception and transmission of orders, unless, and to the extent that, we act on your specific instructions, Citi will comply with its best results policy when placing an order with, or transmitting an order to, another entity for execution.

The most recent version of Citi’s best results policy is available.

If you would like to receive a paper-based copy of the most recent version of the policy please contact your Relationship Manager.

4.         Best Execution

When providing the service of portfolio management to clients who have requested cash reinvestment services in relation to their securities lending activities, in circumstances in which we execute the decision to deal ourselves and you consent to our best execution policy, unless, and to the extent that, we act on your specific instructions, Citi will comply with its best execution policy.

The most recent version of Citi's best execution policy is available.

If you would like to receive a paper-based copy of the most recent version of the policy please contact your Relationship Manager.

5.         Asset Protection

Where we act as your custodian, we have put in place a number of processes and procedures aimed at ensuring that assets held on your behalf will be protected. These processes include but are not limited to:

•      Maintaining clear and accurate internal records of the assets held on your behalf;

•      Having security procedures in relation to accepting instructions;

•      Regularly undertaking internal reconciliation of our records;

•      Satisfying our auditors that we have maintained systems adequate to protect your assets;

•      Hiring and training professional and competent staff; and

•      Using due care and skill in the selection of sub-custodians.

Citibank, N.A., London Branch is a member of the Financial Services Compensation Scheme in the United Kingdom. The Financial Services Compensation Scheme is only available to certain types of claimants and claims where such eligible claims are against members of the Financial Services Compensation Scheme. Details of the Financial Services Compensation Scheme and who is eligible to claim are available on request or at the Financial Services Compensation Scheme's official website at www.fscs.org.uk.

6.         Product Risk Information

Citi may provide you with services in relation to all types of financial instruments. The following is a list of such instruments based on the list set out in Annex 1 of MiFID. For the avoidance of doubt, the product risk information contained in this paragraph 6 is only given insofar as the following financial instruments are relevant to this Agreement:

•      transferable securities

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•      money market instruments

•      units in collective investment undertakings

•      options, futures, swaps, forward rate agreements and any other derivatives contracts relating to:

-	commodities, whether cash and/or physical settled and whether or not traded on a regulated market and/or multilateral trading facility

-	climatic variables, freight rates, commission allowances or inflation rates or other official economic statistics

•      derivative instruments for the transfer of credit risk

•      financial contracts for differences

•      other derivative contracts

In deciding to deal with Citi in such products generally, and in any particular case, you will have already assessed the risks involved in those products and in any related services and strategies which, in any particular case may (as relevant) include any of, or a combination of any of, the following:

•      credit risk

•      market risk

•      liquidity risk

•      interest rate risk

•      FX risk, business, operational and insolvency risk

•      the risks of OTC, as opposed to on-exchange, trading, in terms of issues like the clearing house "guarantee", transparency of prices and ability to close out positions

•      contingent liability risk

•      regulatory and legal risk

In relation to any particular product or service there may be particular risks which are drawn to your attention in the relevant terms sheet, offering memorandum or prospectus.

You must not rely on the above as investment advice based on your personal circumstances, nor as a recommendation to enter into any of the services or invest in any of the products listed above. Where you are unclear as to the meaning of any of the above disclosures or warnings, we would strongly recommend that you seek independent legal or financial advice.

7.         Receiving orders in the context of custody services

Whenever Citi is given an order by you in relation to its acting as custodian of the Assets (as defined in this Agreement), Citi's role is restricted to reception and transmission of the order, unless Citi acts as discretionary investment manager of Cash Collateral pursuant to Schedule 5 of this Agreement. Citi does

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not execute orders as part of custody services though Citi may pass the order to a Citi affiliate for execution where appropriate.

Securities held in a clearance system may be subject to a lien or other security interests under the rules, terms and conditions of the relevant clearance system.

Citi may register financial instruments which are subject to the law or market practice of certain jurisdictions in the name of a third party or Citi itself.

Where our relationship is also subject to standard industry terms of business, those terms may be updated in due course. When this happens, the terms will be made available to you in an appropriate manner (which may include via a page on our website).

VI.	Australian Jurisdictional Requirements

ASIC Class Order Exemption

Citibank, N.A. is incorporated in the United States of America and its principal regulators are the US Office of the Comptroller of Currency and the Federal Reserve under US laws, which differ from Australian laws. It does not hold an Australian Financial Services Licence under the Corporations Act 2001 as it enjoys the benefit of an exemption under ASIC Class Order CO 03/1101.

VII.	Lenders’ Conditions and Restrictions

The Registrants, on behalf of its respective Lenders, have directed Agent to observe the following conditions in lending and investment operations under this Agreement and Agent has agreed to observe these conditions. Each condition applies to all Lenders except where expressly stated to the contrary below. In addition to the conditions set forth below, the Agent will comply with any Board approved guidelines provided to the Agent. If the Agent is unable to comply with any such Guidelines, it will notify the Lenders promptly following receipt.

a)	Security Level: Certain securities will be restricted from lending at the direction of Lender. Lender will communicate such restrictions to Agent from time to time.

b)	Loan Size: In making new loans the Agent will lend no more of such Lender’s holdings in such security, than one time the average daily trading volume (based on the past three months trading activity in the security).

c)	Minimum spread: In negotiating the terms of a new loan transaction, the Agent will not enter into a loan unless the gross spread (calculated as the reinvestment yield as communicated to the Agent by Permitted Investment Vehicle (or its investment manager) less the rebate rate) is at least 25 basis points at the outset of the loan transaction.

d)	Utilization Limits: The Agent will monitor utilization limits at the Lender level to ensure the market value of loans outstanding at any time does not exceed 33 1/3% of total assets of a Lender taken at the time of the loan (including collateral received in connection with any loans).

e)	Collateralization Levels: All loans will be marked to market on a daily basis to obtain collateral equal to 102% of the market value for U.S. securities, and 105% of non-U.S. securities.

f)	Term loans: The Agent will not enter into term loans on a behalf of a Lender.

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These restrictions will be in effect at the initiation of each loan. To the extent, that volume declines or the reinvestment yield declines subsequent to a loan’s initiation such that the above restrictions would not be met, it would not be necessary to recall the loan unless requested by the Lender.

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Exhibit A

to the Global Securities Lending Agency Agreement,

Between CITIBANK, N.A., As the Agent

and each Registrant, on behalf of its respective Lenders

LIST OF DESIGNATED ACCOUNTS

Custodian	Account Name	Account Number
State Street	HARTFORD STOCK HLS FUND	HFER
State Street	HARTFORD ULTRASHORT BOND HLS	HFEJ
State Street	HARTFORD TOTAL RETURN BOND HLS	HFEP
State Street	HARTFORD BALANCED HLS FUND	HFEI
State Street	HARTFORD INTL OPP HLS FUND	HFEQ
State Street	HARTFORD DIV & GROWTH HLS FUND	HFEM
State Street	HARTFORD SMALL COMP HLS FUND	HFH1
State Street	HARTFORD DIV AND GROWTH FUND	HFLZ
State Street	HARTFORD CAPITAL APPREC FUND	HFLR
State Street	HARTFORD SMALL COMPANY FUND	HFF1
State Street	HARTFORD MULTI-ASSET INCOME AND GROWTH FUND	HFLU
State Street	HARTFORD INTL OPPORTUNITIES	HFMD
State Street	HARTFORD TOTAL RET BOND FUND	HFMB
State Street	HARTFORD MIDCAP HLS FUND	HFES
State Street	HARTFORD MIDCAP FUND	HFLH
State Street	HARTFORD DISCIPLINE EQUITY HLS	HFEN
State Street	HARTFORD CORE EQUITY FUND	HFMA
State Street	HARTFORD GLOBAL GROWTH HLS	HFEL
State Street	HARTFORD HEALTHCARE FUND	HFLP
State Street	HARTFORD HEALTHCARE HLS	HFEF
State Street	HARTFORD VALUE HLS FUND	HFEV
State Street	HARTFORD MIDCAP VALUE HLS FUND	HFEU
State Street	HARTFORD MIDCAP VALUE FUND	HFLJ
State Street	HARTFORD INTL GROWTH FUND	HFLN
State Street	HARTFORD INTL SMALL COMP FUND*	HFLM
State Street	HMF SCH US SMALL CAP OPPT	SHRE
State Street	HMF SCH INTERNATIONAL STOCK	SHRB
State Street	HARTFORD EQUITY INCOME FUND	HFLQ
State Street	HMF SCH US MIDCAP OPPT	SHRF
State Street	HMF SCH EMERGING MKTS EQUITY	SHRA
State Street	HMF SCH INTL MULTI-CAP VALUE	SHRD
State Street	HARTFORD BALANCED INCOME FUND	HFLV
State Street	HARTFORD MUNICIPAL OPP FUND	HFHJ
State Street	HARTFORD STRAT INCOME FUND	HFMJ

Custodian	Account Name	Account Number
State Street	HARTFORD CAP APP HLS WELL-CAP	HFJ1
State Street	HARTFORD INTL EQUITY FUND	HFMP
State Street	HARTFORD GLBL REAL ASSET FUND	HFMR
State Street	HARTFORD INTL VALUE FUND	HFMQ
State Street	HMF SCH TAX-AWARE BOND	SHRH
State Street	HARTFORD SMALL CAP GROWTH FUND	HFD1
State Street	HARTFORD US GOVT SEC HLS FUND	HFED
State Street	HARTFORD GROWTH OPP HLS FUND	HFEA
State Street	HARTFORD SMALL CAP GROWTH HLS	HFG1
State Street	HARTFORD QUALITY VALUE FUND	HFLD
State Street	HARTFORD MIDCAP GROWTH HLS FUND	HFEB
State Street	HARTFORD GROWTH OPP FUND	HFLA
State Street	HARTFORD EMRG MKTS EQUITY	HFMW
State Street	HARTFORD EMRG MKTS LOC DEBT	HFMV
State Street	HARTFORD WORLD BOND FUND	HFMX
State Street	HARTFORD QUALITY BOND FUND	HFMZ
State Street	HMF SCH EMRG MKTS MUL-SEC BOND	SHRI
State Street	HARTFORD AARP BAL RETIRE FUND	HFHN
State Street	HARTFORD MUNICIPAL INCOME FUND	HFPE
State Street	HARTFORD MUNI SHORT DURATION	HFPF
State Street	HARTFORD INFLATION PLUS BOND	HFLY
State Street	HARTFORD SHORT DURATION FUND	HFLW
State Street	HARTFORD ENVIRONMENTAL OPPT FD**	HFPG
State Street	HARTFORD SMALL CAP VALUE FUND	HFMU
State Street	HARTFORD GLOBAL IMPACT FUND***	HFPH
State Street	HARTFORD MULTIFACTOR INTERNATIONAL FUND	HMMA
State Street	HARTFORD MULTIFACTOR LARGE CAP VALUE FUND	HMMB
State Street	HARTFORD MULTIFACTOR DM(EX-US)	LS00
State Street	HARTFORD MULTIFACTOR EM ETF	LS02
State Street	HARTFORD MULTIFACTOR GLSMCAP****	LS04
State Street	HARTFORD MULTIFACTOR US EQ ETF	LS06
State Street	HARTFORD MULTIFACTOR REIT ETF	LS08
State Street	HARTFORD MULTIFACTOR LV US ETF	LS10
State Street	HART MULTIFACTOR LV INTLEQ ETF*****	LS12
State Street	HARTFORD SCHR TAX AWARE BD ETF	LSCA
State Street	HARTFORD TOTAL RETURN BOND ETF	LWED
State Street	HARTFORD MUNICIPAL OPPS ETF	LWEG
State Street	HARTFORD SHORT DURATION ETF	LWEH

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Custodian	Account Name	Account Number
State Street	HART CLIMATE OPPT SCHRODERS******	SHPG

* No new Loans should be made under this Agreement. Effective immediately before the opening of business on November 22, 2019, The Hartford International Small Company Fund is removed from this Agreement.

** Effective November 8, 2019, the custody account will be renamed HART CLIMATE OPPT WELLINGTON.

*** Hartford Global Impact Fund is added effective October 7, 2019.

**** Effective November 6, 2019, the custody account will be renamed HARTFORD MULTIFACTOR SMCAP ETF.

***** Effective November 6, 2019, the custody account will be renamed HARTFORD MULTIFACTORD DIV INTL.

****** Account will be opened on November 8, 2019.

To the extent the custodian listed above is not Citibank, N.A., the Lender agrees to give irrevocable instructions to the applicable custodian substantially in the form of those set out in Annex 1 to this Exhibit A.

CITIBANK, N.A., Agent

The Hartford Mutual Funds, Inc., on behalf of its respective Lenders on Appendix A

The Hartford Mutual Funds II, Inc., on behalf of its respective Lenders on Appendix A

Hartford Series Fund, Inc., on behalf of its respective Lenders on Appendix A

Hartford HLS Series Fund II, Inc., on behalf of its respective Lenders on Appendix A

Lattice Strategies Trust, on behalf of its respective Lenders on Appendix A

Hartford Funds Exchange-Traded Trust, on behalf of its respective Lenders on Appendix A

By:	/s/ Richard Kissinger		By:	/s/ Amy N. Furlong
	Name:	Richard Kissinger		Name:	Amy N. Furlong
	Title:	Director		Title:	Vice President and Treasurer
	Date:	9/27/19		Date:	October 1, 2019

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APPENDIX B

Securities Lending Tax Matrix

to the Global Securities Lending Agency Agreement,

Between CITIBANK, N.A., As the Agent

and each Registrant, on behalf of its respective Lenders

The following Matrix lists the current applicable tax rates for each of the Investment Companies listed on Appendix A, attached hereto. A change to any applicable tax rate will be notified by electronic transmission or facsimile transmission by Lender to Agent. To the extent that Agent is aware of a change in tax rate that has not been previously communicated by Lender to Agent, Agent will notify Lender by electronic transmission or facsimile transmission to confirm whether the rates should be changed.

Dividend %
Markets	Div %	ADRs	REITS
Argentina	100%	100%	100%
Australia	85%	85%	85%
Austria	85%	85%	85%
Belgium	85%	85%	85%
Brazil	100%	100%	100%
Canada	85%	85%	85%
Czech Republic	85%	85%	85%
Denmark	85%	85%	85%
Finland	85%	85%	85%
France	85%	85%	85%
Germany	85%	85%	85%
Greece	85%	85%	100%
Hong Kong	100%	100%	100%
Hungary	100%	100%	100%
Ireland	100%	100%	85%
Israel	75%	75%	75%
Italy	85%	85%	85%
Japan	90%	90%	90%
Malaysia	100%	100%	90%
Mexico	90%	90%	70%
Netherlands	85%	85%	85%
New Zealand	85%	85%	N/A
Norway	75%	75%	75%
Philippines	70%	70%	70%
Poland	85%	85%	85%
Portugal	85%	85%	85%
Singapore	100%	100%	90%
South Africa	85%	85%	85%
South Korea	83.5%	83.5%	83.5%
Spain	85%	85%	85%

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Sweden	85%	85%	85%
Switzerland	85%	85%	85%
Taiwan	79%	79%	85%
Thailand	90%	90%	90%
Turkey	85%	85%	85%
United Kingdom	100%	100%	85%
United States	100%	100%	100%

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Annex 1 to Exhibit A to

Securities Lending Agency Agreement

FORM OF LETTER TO BE SENT BY LENDER TO THE CUSTODIAN

(If Citibank, N.A., is not the custodian of the securities in the Designated Accounts)

Ladies and Gentlemen:

We have entered into a Global Securities Lending Agency Agreement (the "Agreement") with Citibank, N.A. ("Citibank"). Under the Agreement Citibank, N.A. is authorized to enter into securities lending agreements with borrowers (the "Borrowers") on our behalf and at our risk and to exercise all our rights, powers and discretion in relation to such loans and lending agreements. In accordance with the terms of the Agreement and the Custody Agreement dated • (the "Custody Agreement") whereby we appointed you (the "Custodian") to act as our custodian, we should be grateful if you would act in accordance with the following instructions.

Expressions used in this letter shall have the following meanings:

"Corporate Actions" means calls for redemption, grants or expirations of conversion or subscription rights, notices of payment of dividends or other distributions, mergers, offers, consolidations, reorganizations and capitalizations and any other corporate actions or administrative or supervisory matters affecting the Securities.

"Loan" means any securities lending transaction entered into by Citibank on our behalf.

"Securities" means those securities which are held with the Custodian in its capacity as custodian, or by a sub-custodian appointed by the Custodian in its capacity as custodian, in all cases pursuant to the Custody Agreement; the Services set out herein will be performed by the Custodian only in respect of those Securities held in such accounts which have been marked by the Custodian as “available” and which have been notified as such to Citibank.

We hereby direct the Custodian to provide the following services to Citibank:

1.	The Custodian shall notify Citibank, acting through any duly authorized individual as notified to the Custodian in writing from to time by Citibank (an "Authorized Person")), of a list of Securities available for Loan.

2.	Upon receipt of an instruction from an Authorized Person, the Custodian shall deliver out Securities and record those Securities within the Custodian's custody accounting system as being on Loan.

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Annex 1 to Exhibit A to

Securities Lending Agency Agreement

3.	Upon receipt of an instruction from an Authorized Person or SWIFT instructions from Citibank, the Custodian shall process the receipt of Securities returned from Loan by a Borrower.

4.	In relation to Corporate Actions, the Custodian shall:

4.1	notify Citibank of any Corporate Action which the Custodian has actually received, affecting Securities transferred under a Loan;

4.2	act upon instructions received from an Authorized Person in connection with Corporate Actions affecting Securities transferred under a Loan; and

4.3	receive benefits or distributions on our behalf arising out of Corporate Actions affecting Securities transferred under a Loan.

5.	In the event that a "buy-in" is exercised against us, the Custodian will give written notice to Citibank before [time] on the trade date for such "buy-in".

All communications to Citibank shall be directed to:

Citibank, N.A.

[insert relevant address and details]

for the attention of: Securities Lending

or to such other address, or for the attention of such other person as Citibank shall from time to time notify to the Custodian.

Yours faithfully

[NAME OF CLIENT]

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Exhibit B

to the Global Securities Lending Agency Agreement,

Between CITIBANK, N.A., As the Agent

and each Registrant, on behalf of its respective Lenders

Additional Custody Terms

WHEREAS, the pursuant to the terms of the Agency Agreement between Agent and Lender of which this Exhibit B is a part, the Agent facilitates settlement and delivery of certain Assets (as hereinafter defined) on behalf of the Lender and in connection with Loans; and

WHEREAS, in the course of performing its responsibilities under the Agreement, Agent may receive custody of Assets in connection with the transfer of Assets between Borrower(s), the Lender and third party custodians acting in accordance with tri-party repurchase agreements (“Temporary Custody”), and

WHEREAS, the Lender and Agent desire to record their respective duties and obligations in connection with Temporary Custody:

1.	APPOINTMENT OF AGENT AS CUSTODIAN OF THE ASSETS

(A)	Lender hereby authorizes and instructs the Agent:

(i)	subject to this Exhibit, to hold on behalf of Lender the Loaned Securities and/or securities, bonds, notes, other financial assets or cash which form part of the Collateral (collectively, the “Assets”) from time to time; and

(ii)	to establish on its books a securities account (the “Securities Account”) and a collateral account (the “Collateral Account”) in connection with the foregoing.

2.	PERFORMANCE BY THE AGENT ACTING AS CUSTODIAN OF THE ASSETS

(A)	The Agent shall have sole discretion to accept or reject, for deposit, any Assets.

(B)	Lender authorizes the Agent to do all such things as may be necessary to effect the purposes of this Agreement without any instructions from Lender, including without limitation signing any documentation required under the laws of the relevant jurisdiction, collecting income, payments and distributions in respect of the Assets, and making cash disbursements for any expenses incurred in respect of the Assets or otherwise pursuant to this Agreement.

(C)	In providing the safekeeping services contemplated hereunder, the Agent shall comply with therules applicable to it as custodian, including (to the extent relevant) the UK FCA and PRA rules. A Lender which transacts with Citibank London shall be treated as a professional client for purposes of the FCA Rules.

(D)	The Agent may from time to time appoint Subcustodians and administrative support providers and to use or participate in market infrastructures and clearance systems to perform any of the duties of the Agent under this Exhibit.

(E)	Administrative support providers are those persons utilized by the Agent to perform ancillary services of a purely administrative nature such as couriers, messengers or other commercial transport systems.

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(F)	Market infrastructures are public utilities, external telecommunications facilities and other common carriers of electronic and other messages, and external postal services. Market infrastructures are not delegates of the Agent.

(G)	Assets deposited with clearance systems hereunder will be subject to the laws, rules, statements of principle and practices of such clearance systems. Assets held in a clearance system may be subject to a lien or other security interests under such laws, rules, statements of principle and practices. Clearance Systems are not delegates of the Agent.

(H)	The Agent shall act in good faith and use reasonable care in the selection and continued appointment of Subcustodians and administrative support providers.

(I)	The Agent may deposit or procure the deposit of Assets with any clearance system as required by law, regulation or best market practice. The Agent has no responsibility for selection or appointment of, or for performance by, any clearance system or market infrastructure.

(J)	Notwithstanding the foregoing and subject to paragraph 3(B) below, the Agent shall be responsible for the negligence, willful misconduct or fraud of any branch or subsidiary of the Agent that is a Subcustodian or administrative support provider.

(K)	The Agent does not provide shareholder voting services for Lender. Upon request of the Lender, the Agent will arrange for a separate agreement in relation to shareholder voting services between Lender and a third party service provider. Such service provider is not a delegate of the Agent.

(L)	The Agent shall be under no duty to take or omit to take any action with respect to the safekeeping of, or any other matter relating to the Assets held by it, except in accordance with this Agreement (including, for the avoidance of doubt, any reporting, accounting or auditing obligations).

3.	SCOPE OF RESPONSIBILITY

(A)	The Agent shall exercise the due care of a professional custodian for hire.

(B)	The Agent will not be responsible for any loss or damage suffered by Lender unless the loss or damage results from the Agent's negligence, willful misconduct or fraud or the negligence, willful misconduct or fraud of its nominees or any branch or subsidiary; in the event of such negligence or willful misconduct the liability of the Agent in connection with the loss or damage will not exceed (i) the lesser of replacement of any Assets or the market value of the Assets to which such loss or damage relates at the time Lender reasonably should have been aware of such negligence or willful misconduct and (ii) replacement of Cash, plus (iii) compensatory interest up to that time at the rate applicable to the base currency of the Collateral Account. Under no circumstances will the Agent be liable to Lender for consequential loss or damage, even if advised of the possibility of such loss or damage.

(C)	The Agent is responsible for the performance of only those duties as are expressly set forth herein, including the performance of any instruction given in accordance with this Agreement. The Agent shall have no implied duties or obligations.

(D)	Lender understands and agrees that (i) the obligations and duties of the Agent will be performed only the Agent and are not obligations or duties of any other member of the Citigroup Organization (including any branch or office of the Agent) and (ii) the rights of Lender with respect to the Agent extend only to such Agent and, except as provided by law, do not extend to any other member of the Citigroup Organization.

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(E)	Except as provided in paragraph 3(B) above, the Agent is not responsible for the acts, omissions, defaults or insolvency of any third party including, but not limited to, any broker, counterparty or issuer of Securities.

(F)	In the event of the insolvency or any other analogous proceedings of a third party holding Lender’s Assets, the Agent will typically only have an unsecured claim against the third party on Lender’s behalf, and Lender will be exposed to the risk that the securities, cash or any other property received by the Agent from the third party is insufficient to satisfy Lender’s claim and the claims of all other relevant clients.

(G)	Lender understands and agrees that the Agent's performance under this Exhibit A is subject to the relevant local laws, regulations, decrees, orders and government acts, and the rules, operating procedures and practices of any relevant stock exchange, clearance system or market where or through which Instructions are to be carried out and to which the Agent is subject and as exist in the country in which any Assets are held.

(H)	The Agent shall exercise reasonable care in receiving Assets but does not warrant or guarantee the form, authenticity, value or validity of any Security received by the Agent if the Agent becomes aware of any defect in title or forgery of any Security, the Agent shall promptly notify Lender.

(I)	The Agent is not responsible for the form, accuracy or content of any notice, circular, report, announcement or other material provided under Agent of this Exhibit A not prepared by the Agent including the accuracy or completeness of any translation provided by the Agent in regard to such forwarded communication.

4	Reserved

5.	CITIGROUP ORGANIZATION INVOLVEMENT

Lender agrees and understands that any member of the Citigroup Organization can be engaged as principal or otherwise in any transaction effected by Lender or by any person for its account and benefit, or by or on behalf of any counterparty or issuer. When instructed to effect any transactions (particularly foreign exchange transactions), the Agent is entitled to effect any transaction by or with itself or any member of the Citigroup Organization and to pay or keep any fee, commissions or compensation as specified in any Instruction or, if no specification is provided, any charges, fees, commissions or similar payments generally in effect from time to time with regard to such or similar transactions.

6.	NON-DISCRETIONARY DUTIES

Absent a contrary Instruction, the Agent shall, carry out the following without further Instructions, notify Lender of notices, circulars, reports and announcements which the Agent has received, in the course of acting in the capacity of custodian, concerning Assets held on Lender's behalf that require discretionary action.

7.	ADDITIONAL FCA and PRA REGULATORY REQUIREMENTS

(A)	Legal title to Assets that are subject to the law or market practice of the United Kingdom shall be registered or recorded by the Agent in Lender’s name or in the name of an eligible nominee as permitted by the FCA Rules.

(B)	Legal title to Assets that are subject to the law or market practice of a jurisdiction outside the United Kingdom may be registered or recorded as the Agent may direct, either (as appropriate): in Lender’s name; in the name of any eligible nominee as permitted by the FCA Rules; in the Agent’s name; in the name of a subcustodian, settlement system or depositary; or in the name of any other third party. Registration or recording shall only be made: in the Agent’s name; in the name of a subcustodian, settlement system or depositary; or in the name any other third party, due to the nature of the applicable law or market practice of the relevant overseas jurisdiction,

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and the Agent has taken reasonable steps to determine that it is in Lender’s best interests to do so or it is not feasible to do so otherwise.

(C)	As a consequence of registering or recording legal title in the Agent’s own name as contemplated hereby, the Assets may not be segregated from the securities of the Agent and, in the event of a failure by the Agent, the Assets may not be as well protected from the claims made on behalf of the Agent’s general creditors as if legal title had been otherwise registered or recorded.

(D)	Any part of the Assets may be held in a pooled omnibus account together with Assets held by the Agent for other customers. Where such Assets are pooled, Lender shall be beneficially entitled to such distribution of any income, interest, dividends and other payments or distributions, or other rights, entitlements and benefits that arise in respect of the Assets that have been pooled as shall correspond pro-rata to the Assets held by the Agent for Lender. There is a risk that your securities could be withdrawn or used to meet obligations of other customers.

(E)	Lender is hereby advised that, where the Agent arranges for any part of the Assets to be held overseas, there may be different settlement, legal and regulatory requirements in overseas jurisdictions from those applying in the UK, together with different practices for the separate identification of the Assets.

(F)	Wherever possible, the Securities Account and the Collateral Account shall be designated so as to make it clear that the Assets belong to Lender and shall be segregated from the Agent’s securities or securities belonging to an affiliated company of the Agent that is not being treated as an arm’s length customer in accordance with the FCA Rules.

(G)	Statements delivered by the Agent to Lender shall contain the information and be dispatched with the frequency set out in the FCA Rules and any other information relating to the Assets will be dispatched by the Agent at intervals agreed with Lender. On request from Lender, the Agent will provide a statement of all Assets held under this Agreement for the benefit of Lender.

(H)	Where applicable, the Agent shall notify Lender of notices, circulars, reports and announcements which the Agent has received, in the course of acting in the capacity of custodian, concerning the Assets held on Lender's behalf that require discretionary action, including the exercise of voting rights, conversion and subscription rights, takeovers, other offer or capital re-organizations.

(I)	(i) Subject to (ii) below, money held for Lender in an account with the Agent will be held by the Agent as banker and not as trustee. As a result, the money will not be held in accordance with the Client Money Rules and, in the event of the Agent’s insolvency (or analogous event), Lender will not be entitled to share in any distribution under the Client Money Rules.

(ii) Where, in the circumstances contemplated in paragraph (J) below, the Agent holds money for Lender in accordance with the Client Money Rules, the Agent holds such money as trustee and not as banker. In such case, in the event of the Agent’s insolvency (or analogous event), the Client Money Rules will apply and you will be entitled to share in any relevant distribution under the Client Money Rules.

(J)	(i) From 1 June 2015, where the Agent chooses to hold an amount of its money to cover a shortfall (as such term is used in the Client Asset Rules), the Agent will hold that amount for Lender in accordance with the Client Money Rules (“Cover Amount”) until the shortfall is resolved (unless otherwise agreed) and in such case the terms set out in paragraphs (ii) to (v) shall apply. Where the relevant shortfall reduces or is otherwise resolved, the Cover Amount (or the portion thereof in excess of the relevant shortfall) shall become immediately due and payable to the Agent. In the event of termination of this Agreement, the Agent will treat payment to LENDER of such money covering a shortfall as fully discharging its obligation to return the securities which were the subject of that shortfall to Lender.

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(ii) The Agent may transfer client money to be held by a third party bank or credit institution (the “Third Party Bank”). Except as provided for in this Agreement, the Agent accepts no liability for the acts or omissions of the Third Party Bank. In the event of the insolvency or analogous proceedings of the Third Party Bank, the money received by the Agent from the Third Party Bank may be insufficient to satisfy Lender’s claim.

(iii) The Agent may arrange for client money to be held outside the United Kingdom. Such money may be held in accounts with the Third Party Bank in a state which is not an EEA state and, in such case, the relevant accounts will be subject to the laws of that state and the client money may be treated in a different manner from that which would apply if the client money were held by a person located in the EEA.

(iv) Where client money is deposited into an account with the Third Party Bank, such Third Party Bank may have a security interest or lien over, or right of set-off in relation to, such money, to the extent we are permitted to grant such rights by the Client Money Rules.

(v) Any interest received by us in respect of the Cover Amount shall be retained by the Agent and shall not be credited to Lender’s account.

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EXHIBIT C

to the Global Securities Lending Agency Agreement,

Between CITIBANK, N.A., As the Agent

and each Registrant, on behalf of its respective Lender

Information security SAFEGUARDS

1.0       Definitions. The following definitions apply to this Exhibit. Capitalized terms used but not otherwise defined in this Exhibit have the respective meanings given in the Agreement.

1.1       “Applicable Privacy Laws” means all data privacy laws, ordinances, statutes, rules, or regulations applicable to Citibank, N.A. in the performance of the services contemplated in the Securities Lending Agency Agreement (“SLAA”), including regulatory actions that have the force of law and guidance issued by any applicable regulator. ,.

1.2       “Personal Information” means information about any individual, including name, postal address, e-mail address, telephone number, age or date of birth, gender, demographic information, marketing preferences, Social Security number, credit card number, other financial account number, application data, credit history, medical information, financial information, consumer report information or data about transactions or experiences with Hartford or any subsidiary, parent, affiliate or marketing partner of The Hartford.

1.3        “Vendor Representative” means any of Vendor’s Affiliates, authorized agents, vendors, consultants, service providers or subcontractors.

1.4       “Security Breach” means any incident in which (1) The Hartford Data is lost or cannot be accounted for; (2) there is an actual or potential unauthorized access to or use of The Hartford Data; or (3) The Hartford Data in written or electronic form has been transmitted, disclosed, or disposed of in an unencrypted or unsecured format in violation of Applicable Privacy Laws or the terms of this Agreement.

1.5       “The Hartford Data” means all data and information, whether in written or electronic form, that is (1) submitted to Vendor by The Hartford or any of its Affiliates; (2) obtained, developed or produced by Vendor in connection with the Services; or (3) derived from or produced as a result of using any data or information in (1) or (2).

2.0       Information Security Safeguards. Vendor shall establish and maintain a comprehensive information security program detailing administrative, technical, and physical safeguards reasonably designed to protect against anticipated threats or hazards to the security, confidentiality, and integrity of The Hartford Data; and provide for the proper disposal of The Hartford Data (the “Information Security Safeguards”).

2.1       Standards and Certifications. Vendor shall include in its Information Security Safeguards all necessary methods and safeguards to ensure the security, confidentiality, integrity, and availability of The Hartford Data. Vendor shall adhere to information security best practices as identified by the International Organization for Standardization (ISO/IEC 27001:2013) and the National Institute of Standards and Technology (NIST) “Framework for Improving Critical Infrastructure Cybersecurity.” Upon The Hartford’s request, Vendor shall submit to The Hartford: (a) a

Service Organization of Controls Report (SOC 2), or (b) if a SOC 2 report is not available, Vendor shall submit a Service Organization of Controls Report (SOC 1) or Statement on Standards for Attestation Engagements No. 16 results (SSAE-16); or (c) if neither (a) or (b) are available, documentation from an independent source that certifies Vendor’s compliance with industry standards.

2.2       Internal Security Policies. Vendor shall include in its Information Security Safeguards privacy and information security policies in accordance with ISO/IEC 27001:2013 that address the roles and responsibilities of Vendor employees and Vendor Representatives, including both technical and non-technical personnel, who have direct or indirect access to The Hartford Data. Vendor shall document its Information Security Safeguards and keep them current in light of changes in applicable law and best practices.. Vendor information security policies must at a minimum cover: Information Security Policy; Organization of Information Security; Human Resources Security; Asset Management; Access Control; Cryptography; Physical and Environmental Security; Operations Security; Communications Security; Systems Acquisition, Development and Maintenance; Supplier Relationships; Information Security Incident Management; Information Security Aspects of Business Continuity Management; and Compliance. Vendor shall permit The Hartford to review summaries of Vendor’s information security and privacy policies to substantiate compliance with this Exhibit.

3.0       Permissible Access and storage. Vendor shall not allow access to The Hartford Data (i) except for Vendor employees and Vendor Representatives who have a need to access The Hartford Data in accordance with the uses permitted by this Agreement and whose authorization has been approved in accordance with process in Section 3.1 below (“Authorized Person”); and (ii) except for The Hartford or its designated representatives.

3.1       Authorization Process. Vendor shall use an authorization process in which a request and justification for access is submitted for each Vendor employee and Vendor Representative to Vendor’s management personnel and access is only granted after authorization is approved by Vendor’s management personnel. If a Vendor employee or Vendor Representative no longer requires access to The Hartford Data, Vendor shall promptly remove the access of that individual and, if the individual has access to The Hartford’s systems, inform The Hartford that the individual no longer requires access to The Hartford Data. Vendor shall document and retain for the Term of the Agreement (i) the date and time that authorization for each Vendor employee and Vendor Representative is approved; (ii) the data and time of each revocation of authorization; and (iii) the date and time of each removal of an individual’s access to The Hartford Data. Vendor shall allow The Hartford to review the foregoing documentation upon request.

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3.2       Use of Vendor Representatives. Vendor shall ensure that Vendor Representatives do not access, process, or store The Hartford Data without the prior written consent of The Hartford’s Information Protection department. If Vendor uses a Vendor Representative to access, process, or store The Hartford Data, then Vendor shall include in its Information Security Safeguards a comprehensive third-party information security assessment process that is (i) based on best practices and international standards; (ii) assesses information security control design and implementation; (iii) identifies security control deficiencies and risks of proposed or existing Vendor Representatives, and remediate those risks. Vendor shall not allow a Vendor Representative to access, process, or store The Hartford Data unless the Vendor Representative adheres to all of the requirements of this Exhibit as though it were the Vendor, and Vendor shall be jointly and severally liable for a Vendor Representative’s failure to comply with this Exhibit.

3.3       Training and Compliance. Vendor shall ensure that each Authorized Person is trained in and shall comply with the requirements of the Information Security Safeguards, including Vendor’s internal security policies.

3.4       Offshore Access and Storage. Vendor shall not, and shall not allow its Vendor Representatives to, store or allow access to The Hartford Data from outside of the United States without obtaining the prior written consent of The Hartford’s Information Protection department.

3.5       Access and Storage Facilities. Vendor shall not access or store The Hartford Data from any facility unless the facility has been approved in advance by The Hartford’s Information Protection department for such access or storage. For any facility that is only approved for accessing The Hartford Data, Vendor shall implement and maintain security controls that prevent the movement or copying of The Hartford Data to any systems or devices at the facility.

3.6       Data Segregation. To the extent that Vendor is permitted to store The Hartford Data, Vendor shall mark or otherwise identify The Hartford Data as The Hartford’s property. Vendor shall not store The Hartford Data within shared database environments or multi-tenancy platforms.

3.7       Data Integrity. Vendor bears the full and complete risk and liability for all loss, theft or destruction to any The Hartford Data provided to Vendor. Vendor shall not modify, delete or destroy any The Hartford Data or media on which The Hartford Data resides without prior authorization from The Hartford. Vendor shall maintain and provide to The Hartford one or more reports that identify The Hartford Data or media that have been modified or destroyed. In the event any The Hartford Data is modified, lost or destroyed due to any act or omission of Vendor or any Vendor Representative, including any breach of the security procedures described in this Agreement, Vendor shall be responsible for the prompt regeneration or replacement of The Hartford Data. Vendor shall prioritize this effort so that the loss of The Hartford Data will not have an adverse effect upon The Hartford’s business or the Services. If Vendor fails to correct or regenerate the lost or destroyed The Hartford Data within the time reasonably set by The Hartford, then The Hartford may obtain data reconstruction services from a third party, and Vendor shall cooperate with such third party as requested by The Hartford. In addition to any other damages incurred by The Hartford, Vendor will be responsible for the actual costs incurred by The Hartford for the reconstruction of The Hartford Data by a third party.

4.0       Permissible Use. Vendor shall only use The Hartford Data to perform the services under the Agreement.

5.0       Information Security Control Environment. Vendor shall use appropriate controls to protect The Hartford Data, including the controls below. Vendor shall disclose to The Hartford and The Hartford may approve the controls prior Vendor’s receipt of The Hartford Data. Vendor shall maintain throughout the Term of the Agreement, and at all times thereafter during which Vendor has access to or is in possession of The Hartford Data, the approved controls, and shall not materially weaken the Information Security Control Environment without prior notification to The Hartford, provided, however, that the Agency Securities Lending business is made aware of such impending changes and has a commercially reasonable opportunity to notify The Hartford..

5.1       Access Controls. Vendor shall ensure that appropriate access controls are in place to protect The Hartford Data and that such controls comply with the authorization process in Section 3.1 above. Vendor shall periodically, at least annually, re-evaluate the list of Authorized Persons and recertify the appropriateness of their access in accordance with the principle of least privileges. Vendor shall also ensure that segregation of duties principles are employed in the assignment of all critical job functions in order to restrict excessive access for any one individual.

5.2       Password Administration. Vendor shall protect The Hartford Data with passwords that contain at least eight (8) characters and that include letters (both upper and lower case), numbers, and special characters. Vendor shall ensure that any account used to access The Hartford Data will lockout after three failed attempts to enter a valid password. Vendor shall change all passwords at least every thirty (30) days and shall not reuse the twelve (12) most recent passwords.

5.3       Remote Access. Vendor shall employ technologies that enforce multi-factor authentication methods for remotely accessing any networks that store or possess The Hartford Data or access The Hartford’s networks.

5.4       Encryption. Vendor shall encrypt all tapes, removable media devices, laptops, email, network file transfers, and web transactions using commercial grade, industry-standard strong cryptographic algorithms, protocols, and key strengths. Vendor shall work with The Hartford to implement reliable and secure transport methods that best satisfy The Hartford’s requirements, including methods for electronically or physically transporting The Hartford Data.

5.5       Audit Logs. Vendor shall generate audit logs periodically for actual or attempted unauthorized use, access, disclosure, theft, manipulation, reproduction or possible compromise of any application or system associated with the access, processing, storage, communication and/or transmission of The Hartford Data. Vendor shall review the audit logs on a periodic basis and maintain adequate evidence of its review for the purposes of an audit. Vendor shall maintain the audit logs in accordance with the terms and conditions of the Agreement for no less than twelve (12) months and provide summaries to The Hartford upon request. Any

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instance in which an audit log reveals evidence of any unauthorized use, access, disclosure, theft, manipulation, reproduction and/or possible compromise of The Hartford Data shall be deemed a Security Breach (as defined below).

5.6          Network and Host Security. Vendor shall use and maintain network intrusion detection, firewalls and anti-virus protection (the “Network and Host Security Methods”). Vendor shall install all security vulnerability patches available for its systems software and applications as soon as the patches are made available by the manufacturer.. Vendor shall ensure that all software, systems, or networks used by Vendor to interact with The Hartford's systems or networks or any of The Hartford Data are designed to not become infected by any viruses. For Vendor services that may be accessed via the web, the Vendor shall also provide options for reducing risk through secure technologies and techniques including IP filtering, application gateway or network packet filtering firewalls and browser-type restrictions.

6.0       Vulnerability and Security Assessments.

6.1       Security Assessment. Prior to receiving The Hartford Data and on a periodic basis thereafter, Vendor shall complete The Hartford’s security assessment questionnaire and forward a completed copy to The Hartford’s Information Protection Department. Vendor represents and warrants that all information it provides in the security assessment questionnaire is true and accurate. . Vendor shall provide The Hartford with prior written notice if Vendor materially changes or modifies the information provided by Vendor in the security assessment questionnaire. The Hartford reserves the right to revise its security assessment questionnaire at any time.

6.2       Compliance Assessment. Vendor shall conduct semi-annual self-audits to ensure compliance with these Information Security Requirements. Within thirty (30) days of the completion of each compliance audit, Vendor shall provide to The Hartford a report of the findings and recommendations. Except as may otherwise be provided in the Agreement, in the event that any non-compliance or breach is discovered during the audit, Vendor must notify The Hartford within a commercially reasonable time-frame and shall promptly mitigate and attempt to cure the non-compliance or breach.

6.3       Vulnerability Assessment. Vendor shall conduct, at least on a annual basis and at its own expense, a vulnerability assessment of all information applications, systems, and networks associated with accessing, processing, storing, or transmitting The Hartford Data. The assessment process must include a methodology for identifying, quantifying, ranking and mitigating weaknesses in Vendor’s applications, systems, and networks. In addition, Vendor shall conduct on an annual basis a perimeter network penetration test using a third party, independent organization that specializes in providing this type of security assessment service. .

7.0       Personal Information. To the extent that The Hartford Data includes Personal Information, then the following shall also apply:

7.1.       Privacy Laws. Vendor shall include in its Information Security Safeguards administrative, technical, and physical safeguards reasonably designed to protect The Hartford Data in accordance with industry standards applicable to Vendor.

7.2       Permitted Uses and Disclosures. Notwithstanding anything to the contrary, Vendor shall not use or disclose any Personal Information if prohibited by Applicable Privacy Laws. Any use or disclosure of any Personal Information is specifically and expressly limited to the use or disclosure that is necessary to process transactions requested by The Hartford or the individual to whom the information pertains. In addition, unless authorized by The Hartford, Vendor shall not use or permit others to use Personal Information to offer products or services, or otherwise commercially exploit Personal Information.

8.0       Security Breach Management.

8.1       Notification. Vendor shall notify The Hartford of a Security Breach within a commercially reasonable time-frame but in no event later than thirty days from confirmation of Security Breach by sending an e-mail to CorporatePrivacyOffice@thehartford.com that includes (a) the nature of the Security Breach, (b) the estimated impact on The Hartford, (c) the name of a senior level person responsible for communicating with The Hartford regarding the Security Breach, and (d) the investigative action taken or planned.

8.2       Remediation. Vendor shall cooperate fully with all requests from The Hartford or its representatives for information regarding the Security Breach and Vendor shall provide regular updates on the investigative and corrective action taken for the Security Breach. Upon completion of the investigation and at The Hartford’s request, Vendor shall provide The Hartford with a final written report that fully describes (a) the extent of the Security Breach, (b) The Hartford Data disclosed, destroyed, compromised or altered, and (c) the specific corrective/remedial action taken.

8.3       Customer Notices. In the event of a Security Breach, Vendor shall notify affected parties, regulatory agencies, and law enforcement as required by Applicable Law. The content, timing and other details of such notice shall be subject to The Hartford’s prior written approval. Vendor shall be responsible for the costs of such notifications (including a minimum of two years of credit monitoring services or identity theft protection services whether or not required by Applicable Laws), and fielding feedback and questions from those notified. In addition, Vendor agrees to reimburse Hartford for all other reasonable costs associated with remedying, containing or addressing the Security Breach including but not limited to legal fees.

9.0       Return of Data. To the extent that Vendor or Vendor Representatives store or possess The Hartford Data, following a request of The Hartford or upon the termination of this Agreement, Vendor shall promptly, but in no event more than thirty (30) business days following such request or the termination of this Agreement, return to The Hartford all of The Hartford Data in the form reasonably requested by The Hartford, and Vendor shall destroy all of The Hartford Data in its possession and provide certification thereof

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CITIBANK, N.A., Agent

The Hartford Mutual Funds, Inc., on behalf of its respective Lenders on Appendix A

The Hartford Mutual Funds II, Inc., on behalf of its respective Lenders on Appendix A

Hartford Series Fund, Inc., on behalf of its respective Lenders on Appendix A

Hartford HLS Series Fund II, Inc., on behalf of its respective Lenders on Appendix A

Lattice Strategies Trust, on behalf of its respective Lenders on Appendix A

Hartford Funds Exchange-Traded Trust, on behalf of its respective Lenders on Appendix A

By:	/s/ Richard Kissinger		By:	/s/ Amy N. Furlong
	Name:	Richard Kissinger		Name:	Amy N. Furlong
	Title:	Director		Title:	Vice President and Treasurer
	Date:	9/27/19		Date:	October 1, 2019

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EXHIBIT D

to the Global Securities Lending Agency Agreement,

Between CITIBANK, N.A., As the Agent

and each Registrant, on behalf of its respective Lenders

BUSINESS RESILIENCY REQUIREMENTS

ARTICLE I – GENERAL REQUIREMENTS

1.    Definitions. All capitalized terms used but not defined in this Exhibit shall have the meanings ascribed to such terms in the Agreement to which this Exhibit is attached.

2.     Additional Definitions.

“Business Resiliency Plan” means a plan or plans that provide for (a) Vendor’s ability to mitigate the effects of operational risks in order to continue to operate through business interruptions of any kind (such as natural disasters, system outages or supply chain failures); and (b) Vendor’s response, recovery and restoration of business operations, technology, facilities, personnel, data, and processes (automated or otherwise) after a business disruption.

“Business Disruption” means any event anticipated or unanticipated that delays or disrupts Vendor’s normal operations.

“Order” means a Statement of Work, Statement of Services, Services Order, Change Order, purchase order or similar instrument issued under the Agreement.

3.    Recovery of Services. In the event of a Business Disruption, Vendor shall recover Services under this Agreement within twenty-four (24) hours, unless otherwise specified in the Agreement or applicable Order.

4.    Recovery of The Hartford Data. With respect to any Services that require Vendor to store The Hartford Data, in the event of a Business Disruption Vendor shall use commercially reasonable efforts to recover The Hartford Data within twenty-four (24) hours, unless otherwise specified in the Agreement or applicable Order. If Vendor stores The Hartford Data, in addition to any other requirements set forth in the Agreement or any Order, Vendor shall (a) maintain replication capabilities; (b) backup and store data backups offsite at a sufficient distance from Vendor's primary location; (c) periodically confirm that backups are performed; and (d) validate the ability for successful and complete restoration.

5.    Vendor Plan and Compliance. Vendor shall, at its sole cost and expense, develop, implement, periodically review and maintain a Plan throughout the term of the Agreement and any applicable Order. Upon The Hartford's request and reasonable notice, Vendor shall provide The Hartford with summaries of the Plan or similar document and information regarding Vendor’s compliance with its business resiliency obligations under the Agreement. At The Hartford’s request, Vendor shall complete The Hartford’s business resiliency questionnaire. The Hartford may, with Vendor’s consent (not to be unreasonably withheld), at The Hartford’s own expense, conduct independent onsite resilience assessments, at a time mutually agreed upon by The Hartford and Vendor, with respect to Vendor’s compliance with its business resiliency obligations under the Agreement.

6.    Subcontractors. To the extent that Vendor uses subcontractors to provide any of the Services under the Agreement, Vendor shall ensure the adequacy of any such subcontractor’s business resiliency capabilities and compliance with these Business Resiliency Requirements.

7.   Testing. Vendor, at its sole cost and expense, shall test the Plan, including business functions and technology recovery, at least annually. If the Agreement provides that a Service be available on a 24x7 basis or have a system availability requirement of 99.0% or greater, Vendor shall also conduct testing no less than on an annual basis of end-to-end local failover (which includes but not limited to impacts to the software, server, storage or network components that support the application/function) as close to realistic production to certify system availability. At The Hartford’s request, Vendor shall provide evidence of any testing described herein to the Hartford Relationship Manager (or his or her designee).

8.    Allocation of Resources. In the event of a Business Disruption, The Hartford shall receive no less priority with respect to allocation of Vendor’s resources and personnel than that provided by Vendor to similar customers.

9.    Renewal or Amendment. Any time the Agreement or an Order is renewed or materially amended, if The Hartford so elects, Vendor shall review the Plan and current business resiliency requirements with the relevant Hartford Relationship Manager (or his or her designee). If requested by The Hartford, the Agreement or applicable Order will be amended, at no additional cost to The Hartford, to include the appropriate business resiliency provisions based on the changed scope of services.

10. Client Testing. The Hartford may elect to observe or participate in Vendor tests. Upon The Hartford’s request, Vendor shall, at its sole cost and expense, participate in business resiliency testing related to the Services.

11. Geographic Dispersion. Vendor shall, at its sole cost and expense, maintain redundant and sufficiently geographically dispersed operations (including facilities, data centers, personnel, equipment) no less than 250 miles apart such that Vendor’s operations shall not be (a) affected by the same risks or events or (b) reliant upon the same infrastructure or labor pool as Vendor’s primary facilities and resources. Vendor shall perform Services from at least two (2) locations with no more than fifty percent (50%) of a Service performed at any single location, which shall be specified in the Agreement or applicable Order. No waiver of these requirements shall be effective unless approved in writing by The Hartford’s Chief Resiliency Officer.

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12.  Client Notice. If a Business Disruption or circumstances that bear a reasonable likelihood of becoming a Business Disruption arise, Vendor shall promptly notify The Hartford of such event but in no case to exceed four (4) hours within the region/time-zone of primary operations. Such notice shall be made to the Hartford Relationship Manager and email to BusinessResilienceOffice@thehartford.com and include (a) Vendor’s assessment of the impact of such event on the Services and (b) Vendor’s proposed course of action in response to such event.

13.  Vendor Resiliency Manager. Vendor shall designate a Resiliency Manager for the term of the Agreement to discuss, address and resolve business resiliency issues that may arise related to the Services.

Rev. 01/17

CITIBANK, N.A., Agent

The Hartford Mutual Funds, Inc., on behalf of its respective Lenders on Appendix A

The Hartford Mutual Funds II, Inc., on behalf of its respective Lenders on Appendix A

Hartford Series Fund, Inc., on behalf of its respective Lenders on Appendix A

Hartford HLS Series Fund II, Inc., on behalf of its respective Lenders on Appendix A

Lattice Strategies Trust, on behalf of its respective Lenders on Appendix A

Hartford Funds Exchange-Traded Trust, on behalf of its respective Lenders on Appendix A

By:	/s/ Richard Kissinger		By:	/s/ Amy N. Furlong
	Name:	Richard Kissinger		Name:	Amy N. Furlong
	Title:	Director		Title:	Vice President and Treasurer
	Date:	9/27/2019		Date:	October 1, 2019